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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Tesoro Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
2006 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
2. PROPOSAL TO ADOPT THE 2006 LONG-TERM INCENTIVE PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
3. PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
STOCK OWNERSHIP
SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION

TESORO CORPORATION

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2006

       Tesoro Corporation will hold its 2006 Annual Meeting of Stockholders on Wednesday, May 3, 2006, at the Four Seasons Hotel, 757 Market Street, San Francisco, California 94103 beginning at 8:00 A.M. Pacific time:

1. To elect eight directors of the Company;

2. To adopt the 2006 Long-Term Incentive Plan;

3. To consider and act upon a proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.16 2/3 per share, by 100 million shares to an aggregate of 200 million shares;

4. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2006; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Holders of common stock of record at the close of business on March 14, 2006, are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary

April 3, 2006

San Antonio, Texas

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

TESORO CORPORATION

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2006

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tesoro Corporation of proxies to be voted at the 2006 Annual Meeting of Stockholders to be held on Wednesday, May 3, 2006, and at any adjournment thereof.

      Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted as follows:

(1)	for the directors nominated for election at the meeting,

(2)	in favor of the adoption of the 2006 Long-Term Incentive Plan,

(3)	in favor of the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, and

(4)	in favor of the proposal to ratify Deloitte & Touche LLP as our independent auditors for fiscal year 2006.

      A stockholder giving a proxy may revoke it by written notice received by the Secretary of the Company at any time before it is voted.

      At the close of business on March 14, 2006, the record date for the 2006 annual meeting, there were outstanding and entitled to vote 68,736,244 shares of our common stock. The holders of our common stock are entitled to one vote for each share held by them on all matters submitted to them. We have no other voting securities outstanding.

      A copy of our 2005 Annual Report on Form 10-K is being mailed with this Proxy Statement to all stockholders as of the record date.

      Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about April 3, 2006.

QUESTIONS AND ANSWERS

Who is entitled to vote at the meeting?

      Stockholders of record as of the close of business on March 14, 2006 will be entitled to notice of, and to vote at, our 2006 Annual Meeting of Stockholders or any reconvened meetings after any adjournments of the meeting.

How many shares can vote?

      On the record date, March 14, 2006, we had outstanding 68,736,244 shares of common stock, which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What matters am I voting on?

      You are being asked to vote on the following matters:

•	the election of eight directors,

•	the adoption of the 2006 Long-Term Incentive Plan,

•	an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, and

•	the ratification of Deloitte & Touche LLP as our independent auditors for fiscal year 2006.

How does the Board recommend I vote on the proposals?

      The Board recommends that you vote as follows:

•	“FOR” the proposed slate of directors,

•	“FOR” the adoption of the 2006 Long-Term Incentive Plan,

•	“FOR” the amendment to our Restated Certificate of Incorporation, and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

      Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

      If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

How do I cast my vote?

      If you hold your shares as a stockholder of record, you may vote by mail by signing and returning the enclosed proxy card, or you may vote in person at the annual meeting by (1) bringing proof of identification and (2) either delivering your proxy card in person or filling out and returning a ballot that will be supplied to you at the meeting. The enclosed proxy card contains instructions for voting by mail. Please follow these instructions carefully. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

      The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” each of the other proposals. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

      If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

What if I am a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan?

      Participants in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan may instruct Fidelity Management Trust Company, as trustee for such plans, how to vote all shares of Tesoro common stock allocated to their accounts. If a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan does not instruct Fidelity Management Trust Company how to vote, the shares of Tesoro common stock allocated to such participant’s accounts will not be voted.

How will the proxies vote on any other business brought up at the meeting?

      By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter properly brought before the meeting. The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” each of the other proposals. The Board does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Can I revoke my proxy?

      Yes. You can revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy card bearing a later date;

•	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What does it mean if I get more than one proxy card?

      Your shares are probably registered in more than one account. You should vote each proxy card you receive.

What is a quorum?

      A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. A proxy that a stockholder submits may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Proxies that are marked “abstain”, proxies relating to “street name” shares that are returned to the Company but marked by brokers as “not voted” (“broker non-votes”) and proxies reflecting shares subject to stockholder withholding will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy.

What is a broker non-vote?

      A broker non-vote occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

How many votes are needed for approval of each proposal?

•	The election of directors requires a plurality vote of the votes cast at the meeting. “Plurality” means that the eight individuals receiving the highest number of “FOR” votes will be elected to the Board. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of a direction of the stockholder to withhold authority, abstentions or a broker non-vote) will not be counted in that nominee’s favor.

•	The adoption of the 2006 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares present, in person or by proxy, and entitled to vote at the meeting. Under Delaware law and the Restated Certificate of Incorporation and By-laws, abstentions as to this proposal will have the same effect as votes against such proposal. In addition, the NYSE rules require that equity compensation plans which require stockholder approval must be approved by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. Broker non-votes, therefore, do not constitute votes “cast” and will not be included in calculating the number of votes necessary for approval of the proposal.

•	The amendment of the Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the meeting. Under Delaware law and the Restated Certificate of Incorporation and By-laws, abstentions and broker non-votes as to this proposal will have the same effect as votes against such proposal.

•	The ratification of the appointment of Deloitte & Touche LLP requires the affirmative “FOR” vote of a majority of the votes cast, in person or by proxy, at the meeting. Abstentions from voting and shares that are subject to stockholder withholding or broker non-vote are not counted as “votes cast” with respect to that proposal and, therefore, will have no effect on that vote.

Where can I find the voting results of the meeting?

      The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

How will proxies be solicited? Who will bear the cost?

      We will bear the cost of the solicitation. In addition to the use of the mails, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram or otherwise. We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay such organization its customary fees, estimated not to exceed $8,500 and will reimburse such organization for certain expenses.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

      You may submit proposals for consideration at future stockholder meetings, including director nominations.

      Under the Securities and Exchange Commission rules, stockholder proposals for our 2007 Annual Meeting of Stockholders must be received at our principal executive offices by December 4, 2006, to be considered for inclusion in our proxy materials relating to that meeting. Nominations for directors must be submitted as described on page 12 of this proxy statement.

      Under the Company’s By-Laws, other stockholder proposals must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting (which for the 2007 annual meeting would be no earlier than November 4, 2006, and no later than February 2, 2007); provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which for the 2007 annual meeting would be after June 17, 2007), other stockholder proposals to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public.

      Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      At the 2006 annual meeting, the stockholders are requested to elect eight directors, constituting the whole Board of Directors, to hold office until the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified. Proxies cannot be voted for more than eight nominees. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. Each of such nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

      The election of director nominees requires a plurality of the votes cast at the election. Under Delaware law and our Restated Certificate of Incorporation and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors (“Abstentions”) and shares as to which a broker indicates that it does not have discretionary authority to vote (“Broker Non-Votes”) will not be counted as voting on the election of directors and will not affect the election of the nominees receiving a plurality of the votes cast.

Information Concerning Directors and Nominees

      Information regarding the business experience of each nominee for director and certain other information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and notes thereto has been furnished to us by the respective nominees. No director or nominee for election as director of the Company has a family relationship with any other director, nominee or executive officer of the Company. Our Board of Directors recommends that you vote FOR the election to the Board of each of the following nominees.

Robert W. Goldman Appointed Director in 2004 Age 63	Mr. Goldman is currently Vice President, Finance for the World Petroleum Council. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco Inc. Prior to joining Conoco in 1988 as its Vice President and Controller, he had worked for E.I. DuPont de Nemours & Co., Inc. in a variety of financial and operating roles. Mr. Goldman serves on the boards of El Paso Corporation, a publicly held provider of natural gas and related energy products that owns North America’s largest natural gas pipeline system and is one of North America’s largest independent natural gas producers, Parker Drilling Company, a publicly held global company specializing in offshore drilling and other services for the energy industry, and McDermott International, Inc., a publicly held worldwide energy engineering and construction services company. He is a former chairman of the Accounting Committee of the American Petroleum Institute.

Steven H. Grapstein Lead Director Appointed Director in 1992 Age 48	Mr. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries (“Kuo”), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. Mr. Grapstein has been Chairman and Chief Executive Officer of Presidio International dba A/ X Armani Exchange, a fashion retail company, since 1999.

William J. Johnson Appointed Director in 1996 Age 71	Mr. Johnson has been a petroleum consultant since 1994 and President, director and sole shareholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held independent oil and gas company. Mr. Johnson is on the board of directors of Devon Energy Corpora-

tion, a publicly held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.

A. Maurice Myers Appointed Director in 2001 Age 65	Mr. Myers served as President and Chief Executive Officer of Waste Management, Inc. from November 1999 to February 2004 and as Chairman of the Board of Waste Management, Inc. from December 1999 to December 2004. Mr. Myers joined Waste Management after holding the same positions at Yellow Corporation, a transportation service corporation, since 1996. Earlier, he served as President and Chief Operating Officer of America West Airlines from January 1994 to 1996 and held executive positions at Aloha Airlines. Mr. Myers is on the board of directors of Hawaiian Electric Industries.

Donald H. Schmude Appointed Director in 1999 Age 70	Mr. Schmude has 37 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.

Bruce A. Smith Chairman of the Board of Directors, President and Chief Executive Officer Appointed Director in 1995 Age 62	Mr. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of Tesoro since June 1996. He has been a director of Tesoro since July 1995. Mr. Smith was President and Chief Executive Officer of Tesoro from September 1995 to June 1996 and Executive Vice President, Chief Financial Officer and Chief Operating Officer of Tesoro from July 1995 to September 1995. He is also a director of Noble Energy, Inc., a publicly held company engaged in oil and gas exploration, development and production.

Patrick J. Ward Appointed Director in 1996 Age 75	Mr. Ward has 49 years of experience in international energy operations. Prior to his retirement in 1995, he was Chairman, President and Chief Executive Officer of Caltex Petroleum Corporation, a 50/ 50 joint venture of Chevron Corp. and Texaco, Inc. engaged in the business of refining and marketing. Mr. Ward also served on the board of directors of Caltex from 1989 to 1995.

Michael E. Wiley Appointed Director in 2005 Age 55	Mr. Wiley has 34 years experience in the energy industry. Most recently he served as Chairman of the Board and Chief Executive Officer of Baker Hughes Inc., an oilfield services company, from August 2000 until October 2004. He also served as President of Baker Hughes from August 2000 to February 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Bill Barrett Corporation and Post Oak Bank, NA. He also serves as a trustee of the University of Tulsa, a member of the National Petroleum Council and on the Advisory Board of Riverstone Holdings LLC.

Meetings of the Board of Directors

      The Board of Directors met eight times during 2005. Each member of the Board attended at least 75% of the meetings of the Board and committees on which such director served during 2005.

Independence of Certain Directors

      The Board of Directors has affirmatively determined that each of Messrs. Goldman, Grapstein, Johnson, Myers, Schmude, Ward and Wiley has no material relationship with the Company and has satisfied the independence requirements of the Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also affirmatively determined that Messrs. Goldman, Grapstein, Johnson, Meyers, Schmude and Ward have each satisfied the independence requirements of the New York Stock Exchange (“NYSE”). While the Board of Directors has determined that Mr. Wiley satisfies the SEC independence requirements, he is not considered independent under the rules of the NYSE solely because his adult daughter living in another household is employed by the Company’s auditors in another state. Mr. Wiley’s daughter does not work on any matters associated with the Company or the energy industry. In addition, the Board has determined that all of the members of each of the Audit, Compensation and Governance Committees of the Board meet the independence requirements of the NYSE and SEC rules. In assessing director independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of the Company with various companies with which such directors may be affiliated and has determined that none of these relationships could impair the independence of such directors. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company’s and the other parties’ aggregate sales, the level of director involvement in such transactions and the ability of such directors to influence such transactions.

Requirements and Other Criteria for Directors

      The Company’s Corporate Governance Guidelines provide that all members of the Board are expected to attend the Company’s annual meeting of stockholders. Each of the Company’s directors attended the 2005 Annual Meeting of Stockholders. The Company requires that a majority of our directors be independent in accordance with the requirements of the NYSE and SEC. In addition, the Company provides that the Governance Committee will seek to attain a diverse Board and that any search by such committee or search firm to fill vacancies will seek to include diverse candidates from traditional and non-traditional pools. Other than these requirements, the Board has not defined any other minimum requirements for Board membership. In general, however, persons considered for Board positions must have demonstrated leadership capabilities, have no personal or financial interest that would conflict or appear to conflict with the interests of the Company and be willing and able to commit the necessary time for Board and committee service. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.tsocorp.com under the heading “About Tesoro” under the subheading “Social Responsibility” and are available in print to any stockholder who requests it from the Secretary of the Company.

CORPORATE GOVERNANCE

      Tesoro is committed to integrity, reliability and transparency in its public disclosures. Years before the implementation of the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Company had implemented corporate governance guidelines, established Audit, Compensation and Governance Committees consisting entirely of independent directors, insured that a majority of the members of the Board of Directors were independent and established a Lead Director to preside over meetings of the independent directors. In recent years, the Company has taken additional steps to implement enhancements to its corporate governance practices in response to new corporate governance listing standards of the NYSE and regulations of the SEC. In particular the Company has:

•	held regular executive sessions for independent members of the Board; in 2005, the independent directors met in executive session five times and the members of the Audit Committee met in executive session five times; Mr. Grapstein presided over these sessions as Lead Director and chair of the Audit Committee, respectively;

•	determined that all of the members of the Audit Committee of the Board are financially literate and that Messrs. Goldman, Grapstein and Myers each qualify as “audit committee financial experts” within the meaning of the SEC rules;

•	maintained procedures for receiving, retaining and treating complaints from any source regarding accounting, internal controls and auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	followed existing pre-approval policies and procedures for all audit and non-audit services performed by the independent auditors; and

•	maintained the Company’s Code of Business Conduct, which applies to all officers and employees; and the Code of Business Conduct and Ethics for Senior Financial Executives, which applies to certain senior financial officers and to the members of the Board of Directors.

Committees of the Board of Directors

      The Board has an Executive Committee and the following standing committees: Audit Committee, Compensation Committee, Environmental, Health & Safety Committee, Finance Committee and Governance Committee. With the exception of the Executive Committee, which does not have a charter, each of the Audit Committee, the Compensation Committee, the Environmental, Health & Safety Committee, the Finance Committee and the Governance Committee has a written committee charter that is available on our website at www.tsocorp.com and is available in print to any stockholder who requests it from the Secretary of the Company.

Executive Committee

      Function: The Executive Committee has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company and has and may exercise such other powers and authority as may be lawfully delegated to such committee by the Board.

      Members: Mr. Smith (Chairman), Mr. Grapstein and Mr. Myers

      Meetings in 2005: The Executive Committee has not met since 1998.

Audit Committee

      Function: The Audit Committee’s primary purpose is to provide assistance to the Board in fulfilling its responsibility to the Company and its stockholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      Members: Mr. Grapstein (Chairman), Mr. Goldman, Mr. Johnson and Mr. Myers

      Meetings in 2005: Five

      Approval of Audit and Non-Audit Services: Since the beginning of 2003, 100% of audit and non-audit services provided by the independent auditors were approved by the Audit Committee.

      Service on Other Audit Committees: No member of the Audit Committee serves on the audit committees of more than three public companies.

Compensation Committee

      Function: The Compensation Committee’s primary purpose is to discharge the responsibilities of the Board to the Company’s stockholders, potential stockholders and investment community with respect to the Company’s compensation programs and compensation of the Company’s Chief Executive Officer and other members of the Company’s senior management. In performing its duties, the Compensation Committee does the following:

•	reviews and approves all areas of senior executive compensation;

•	reviews and approves the aggregate amount of all merit increases, cash incentive awards and stock incentives for our employees;

•	administers our long-term incentive plans;

•	reviews Company retirement matters;

•	reviews new employment or management stability agreements and amendments and extensions of existing agreements and administers and interprets employment agreements;

•	prepares an annual report for inclusion in our proxy statement on the compensation of the Company’s Chief Executive Officer and named executive officers; and

•	provides information and advice annually to the Governance Committee on compensation for non-employee directors.

      Members: Mr. Myers (Chairman), Mr. Johnson and Mr. Ward

      Meetings in 2005: Seven

Environmental, Health & Safety Committee

      Function: The Environmental, Health & Safety Committee assists the board in fulfilling its oversight responsibilities for environmental, health, safety and security matters including monitoring overall compliance with all federal, state and local governmental rules and regulations.

      Members: Mr. Schmude (Chairman), Mr. Goldman, Mr. Ward and Mr. Wiley

      Meetings in 2005: Four

Finance Committee

      Function: The Finance Committee takes a leadership role and provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s capital allocation strategy, capital structure, and other related matters, as may be assigned by the Board.

      Members: Mr. Johnson (Chairman), Mr. Goldman, Mr. Grapstein, Mr. Ward and Mr. Wiley

      Meetings in 2005: Six

Governance Committee

      Function: The Governance Committee takes a leadership role in and provides assistance to the Board in fulfilling its corporate governance responsibilities to the Company’s stockholders, potential stockholders and the investment community. The Governance Committee also reviews and makes recommendations to the Board annually regarding:

•	the organization and structure of the Board and the committees of the Board;

•	compensation for the independent, non-employee members of the Board;

•	corporate governance guidelines; and

•	the role and effectiveness of the Chief Executive Officer, the Board and each committee of the Board.

      Members: Mr. Ward (Chairman), Mr. Grapstein, Mr. Myers and Mr. Schmude

      Meetings in 2005: Four

      Consideration of Nominees for Membership on the Board of Directors: From time to time the Board directs the Governance Committee to identify suitable candidates for membership on the Board. The Governance Committee discusses the general experience and other criteria desirable for a new Board member. The Governance Committee may utilize an outside organization to conduct a search for potential candidates, but also considers recommendation from the Board and nominees recommended by stockholders. After the Governance Committee identifies potential candidates to serve on the Board, the Chairman of the Board and Chief Executive Officer initially meets with a potential Board candidate to discuss the Company and the candidate’s interest in serving on the Board. The potential candidate then meets with the Chairman of the Governance Committee. If both the Chairman of the Governance Committee and the Chairman of the Board and Chief Executive Officer agree that the individual might be a good candidate for Board membership, the candidate is invited to meet with the other members of the Board. If the Board concurs that the candidate might be a good addition to the Board, separate meetings are arranged with the Company’s independent auditors, the Chief Financial Officer, the Controller and the General Counsel. Stockholders wishing to submit a recommendation for a potential Board candidate should write the Governance Committee. Stockholders may also make nominations for directors at annual or certain special stockholder meetings if they comply with the procedures described below under “Stockholder Communications — Nomination of Directors”. The Governance Committee has not received any recommendations for nominees for Board members from stockholders for the 2006 annual meeting. All potential candidates for Board membership, whether nominated through the Company’s internal process or by stockholder nomination, receive equal consideration for Board membership.

      On June 8, 2005, the Governance Committee engaged the SpencerStuart organization (for a fee of $100,000 plus reimbursement of expenses) to assist in identifying and evaluating new candidates for membership on the Board.

Code of Conduct

      Tesoro’s Code of Business Conduct and Ethics for Senior Financial Executives is specifically applicable to the Chief Executive Officer, the Chief Financial Officer, the head of Finance, the Controller and persons performing similar functions, as well as to the members of our Board of Directors. In addition, we have a Code of Business Conduct that applies to all of our officers and employees. Both the Code of Business Conduct and Ethics for Senior Financial Executives and the Code of Business Conduct are available on the Company’s website at www.tsocorp.com under the heading “About Tesoro”. We will post on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics for Senior Financial Executives.

Stockholder Communications

Communications with the Board, the Lead Director or the Independent Members of the Board

      Persons may communicate with the Board, or directly with Mr. Grapstein or the independent members of the Board, by submitting such communication in writing in care of Chairman of the Board of Directors, Tesoro Corporation, 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

Communications with the Audit Committee

      The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Company’s Audit Committee may do so by submitting such communication in writing in care of the Chairman, Audit Committee, Tesoro Corporation, 300 Concord Plaza, San Antonio, Texas 78216.

Nomination of Directors

      Under our By-laws, a stockholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a stockholder meeting. Nominations for director may be made by stockholders only after compliance with the procedures set forth in our By-laws. The following summary is qualified in its entirety by reference to the full text of the By-laws. Written notice of such stockholder’s intent to make such nomination must be delivered either by personal delivery or by United States mail, postage prepaid to the Company (Attention: Corporate Secretary) on a timely basis as set forth below and must contain (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (v) the consent of each nominee to serve as a director of the Company if so elected.

      In the case of an annual meeting of stockholders, the required notice must be delivered not later than 90 days (which for the 2007 meeting would be February 2, 2007) nor more than 180 days (which for the 2007 meeting would be November 4, 2006) prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 45 days later than the anniversary date of the immediately preceding annual meeting of stockholders (which for the 2007 meeting would be June 17, 2007), notice by the stockholder to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the earlier of the day on which a written statement setting forth the date of the annual meeting of stockholders was mailed to stockholders or the date on which it is first disclosed to the public. In the case of a special meeting of stockholders for the election of directors, the required notice must be delivered not later than the close of business on the tenth day following the earlier of the date on which notice of the date of the special meeting of stockholders was mailed or such public disclosure was made to the stockholders. Notwithstanding the foregoing, if an existing director is not standing for reelection to a directorship that is the subject of an election at such meeting, then a stockholder may make a nomination with respect to such directorship at anytime not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders or the date on which such information is first disclosed to the public.

COMPENSATION OF DIRECTORS

Retainer, Lead Director Fee and Meeting Attendance Fees

      Each member of the Board who is not an employee of Tesoro receives (i) a base retainer of $60,000 per year, $25,000 of which is payable in restricted shares of the Company’s stock under the Company’s 2005 Director Compensation Plan described below and $35,000 of which is payable in cash, and (ii) an additional $2,000 for each meeting of the Board or any committee, including committee meetings held on the same day as a meeting of the Board. The independent, non-employee Lead Director of the Board receives an additional $25,000 per year for his service in that capacity. In addition, the chairs of the Audit, Compensation, Environmental, Health & Safety, Finance and Governance Committees each receive $5,000 per year for service in such positions. We reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of any Board committee of which they are a member and our annual meeting of stockholders.

2005 Director Compensation Plan

      The Tesoro Corporation 2005 Director Compensation Plan (the “2005 Plan”), which was approved by the Company’s stockholders at the 2005 annual meeting, is intended to advance the best interests of Tesoro and its stockholders by providing non-employee directors an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue to serve on the Company’s Board of Directors. The 2005 Plan provides that a non-employee director’s annual retainer fee (as it may be determined by the Board from time to time, which is currently $60,000 as described above, increased from $50,000 effective September 1, 2005) for any twelve-month period beginning May 1 and ending April 30 will be paid in installments. Each installment payment will be paid as soon as practicable after the close of the applicable service period (currently, the twelve-month periods are divided into four three-month service periods). When initially adopted in 2005, the Plan provided that one-half of the annual retainer fee would be paid in cash and one-half of the annual retainer fee would be paid in shares of the Company’s common stock. The 2005 Plan was subsequently amended to provide that, from time to time the board of directors may make an allocation determining what portion of the annual retainer fee will be paid in cash and what portion of the annual retainer fee will be paid in shares of the Company’s common stock; provided, however, that the portion of the annual retainer fee paid in the Company’s common stock cannot exceed 50% of the annual retainer fee. For each service period during the term of the 2005 Plan, provided there are sufficient shares of the Company’s common stock remaining available for issuance under the 2005 Plan, the Company will pay to each non-employee director the non-cash portion of the annual retainer fee earned during the service period in shares of the Company’s common stock. The number of shares of the Company’s common stock to be delivered to each non-employee director will be determined by dividing the amount of the non-cash portion of the annual retainer fee earned during the service period by the fair market value of the Company’s common stock on the last trading day during such service period (generally, determined as the closing sale price of the common stock on that date as reported on the New York Stock Exchange). No fractional shares of the Company’s common stock will be issued under the 2005 Plan; accordingly, the number of shares of the Company’s common stock to be delivered to a non-employee director with respect to the non-cash portion of the annual retainer fee earned during a service period will be rounded up to the nearest whole share if necessary to prevent the issuance of a fractional share. The maximum number of shares of the Company’s common stock that may be granted under the 2005 Plan is 50,000, subject to certain adjustments.

Deferred Compensation Plan

      Under the Tesoro Corporation Board of Directors Deferred Compensation Plan, a director electing to participate may defer between 20% and 100% of his total cash compensation for the ensuing year, with deferred compensation credited to an interest-bearing account maintained by us. Interest is applied each quarter to the beginning balance at the prime rate published in the Wall Street Journal on the last business day of such quarter plus two percentage points (9.25% at December 31, 2005). All payments under the Deferred Compensation Plan are solely our obligation. Upon the death of a participating director, the balance in his account under the Deferred Compensation Plan is payable to his beneficiary or beneficiaries in one lump sum. In the event of the disability, retirement or the removal or resignation prior to the death, disability or retirement of a participating director, the balance in his account will be paid to such director in ten equal annual installments, or a shorter period, including lump sum, at the discretion of the Plan Committee. In the event of a change of control (as “change of control” is defined in the Deferred Compensation Plan), the balance in each participating director’s account will be distributed to him as a lump sum within 30 days after the date of the change of control. We also have an agreement with Frost National Bank of San Antonio, Texas, under which the Tesoro Corporation Board of Directors Deferred Compensation Plan Trust was established for the sole purpose of creating a fund to provide for the payment of deferred compensation to participating directors under the Deferred Compensation Plan.

Deferred Phantom Stock Plan

      Under the Tesoro Corporation Board of Directors Deferred Phantom Stock Plan, each non-employee director shall have credited to his account as of the last day of the year a yearly accrual equal to $7,250

(limited to 15 accruals, including previous accruals of retirement benefits under the Director Retirement Plan); and each participant who is serving as a chairman of a committee of the Board immediately prior to his termination as director and who has served at least three years as a director shall have an additional $5,000 credited to his account. The Deferred Phantom Stock Plan allows for pro rata calculations of the yearly accrual in the event a director serves for part of a year. In addition, a participating director may elect to defer any part or all of the cash portion of his annual director retainer into his account. Each transfer, accrual or deferral shall be credited quarterly to the participating director’s account in units based upon the number of shares that could have been purchased with the dollars credited based upon the closing price of our common stock on the NYSE on the date the amount is credited. Dividends or other distributions accrue to the participating director’s account. Participating directors are vested 100% at all times with respect to deferrals. Participating directors vest in the yearly accruals upon completion of three full years of service as a member of the Board. If a participating director voluntarily resigns or is removed from the Board prior to serving three years on the Board, he shall forfeit all amounts not vested. If a director dies, retires, or becomes disabled, he shall be 100% vested in his account without regard to services. Distributions from the Deferred Phantom Stock Plan shall be made in cash, based on the closing market price of our common stock on the NYSE on the business day immediately preceding the date on which the cash distribution is to be made, and such distributions shall be made in either a lump-sum distribution or in annual installments not exceeding ten years as elected by the director at least one year prior to an event requiring distribution. If the director has changed his election in the one year period preceding such event, the change in the election will not be effective and the distribution will be made in accordance with the director’s prior election. Death, disability, retirement or cessation of status as a director of Tesoro, constitute events requiring a distribution. Upon the death of a participating director, the participating director’s beneficiary will receive as soon as practicable the cash value of the participating director’s account as of the date of death. At December 31, 2005, participating directors’ accounts included the following units of phantom stock: Mr. Goldman — 983 units; Mr. Grapstein — 17,275 units; Mr. Johnson — 6,038 units; Mr. Myers — 8,575 units; Mr. Schmude — 11,879 units; Mr. Ward — 8,045 units; and Mr. Wiley — 533 units.

1995 Non-Employee Director Stock Option Plan

      Our 1995 Non-Employee Director Stock Option Plan, as amended and restated (the “1995 Plan”), provides for the grant to non-employee directors of automatic, non-discretionary stock options, at an exercise price equal to the fair market value of our common stock as of the date of grant. Under the 1995 Plan, each person serving as a non-employee director initially receives an option to purchase 5,000 shares of our common stock. Thereafter, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, is granted an option to purchase 3,000 shares of our common stock on the next day after each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held. All options under the 1995 Plan become exercisable six months after the date of grant. The 1995 Plan will terminate as to the issuance of stock options in February 2010. Under the 1995 Plan, seven directors received individual grants of 3,000 shares each with an exercise price of $40.11 per share on May 5, 2005. In addition, Mr. Wiley received an initial grant of 5,000 shares with an exercise price of $35.05 per share on March 21, 2005. At March 14, 2006, we had options outstanding for 136,000 and 242,000 shares available for future grants under the 1995 Plan.

Group Life Insurance Benefits

      We provide group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $350,000 for each of the members of the Board of Directors who are not our employees and certain former non-employee directors. The premium for such insurance ranged from $171 to $1,340 per director during 2005.

Total Compensation Received by Non-Employee Directors for 2005

      The following table sets forth the retainer, cash fees and other cash and equity compensation received by the non-employee directors during 2005.

2005 Retainer, Cash Fees and Other Cash or Equity Compensation to Non-Employee Directors

	Retainer(a)				Annual
			Committee	Fees for Board	Retirement
		Paid in	Chair and	and	Credit to	Shares
		Shares of	Lead	Committee	Phantom	Underlying
		Common	Director	Meeting	Stock	Stock
Director	Cash	Stock	Fees	Attendance	Account	Options(b)

Robert W. Goldman	$33,667	$16,734	—	$42,000	$7,250	3,000
Steven H. Grapstein	$33,667	$16,734	$30,000	$44,000	$7,250	3,000
William J. Johnson	$33,667	$16,734	$5,000	$38,000	$7,250	3,000
A. Maurice Myers	$33,667	$16,734	$5,000	$42,000	$7,250	3,000
Donald H. Schmude	$33,667	$16,734	$5,000	$32,000	$7,250	3,000
Patrick J. Ward	$33,667	$16,734	$5,000	$56,000	$7,250	3,000
Michael E. Wiley	$24,519	$16,734	—	$28,000	$5,681	8,000

NOTE:	The table above does not reflect (1) the value of the group life insurance premium benefits received by non-employee directors or (2) amounts received by non-employee directors as reimbursement for travel and lodging expenses in connection with meeting attendance. Portions of the 2005 compensation noted above may have been deferred to Tesoro Corporation Board of Directors Deferred Phantom Stock Plan or the Tesoro Corporation Board of Directors Deferred Compensation Plan as may have been elected by the director.

(a)	During 2005, the Retainer Fee changed from $41,000 cash and $9,000 stock per year to $25,000 cash and $25,000 stock per year effective May 1, 2005 with the approval of the 2005 Director Compensation Plan at the annual meeting. Effective September 1, 2005, the total retainer fee was increased to $60,000 per year with the cash portion increasing to $35,000 per year.

(b)	Stock options were granted at an exercise price of $40.11 per share, except for Mr. Wiley’s initial grant of 5,000 shares at an exercise price of $35.05.

2. PROPOSAL TO ADOPT THE 2006 LONG-TERM INCENTIVE PLAN

      On February 2, 2006, the Board adopted the Tesoro Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”) and reserved 1,500,000 shares of common stock for issuance thereunder, in each case subject to stockholder approval. At the annual meeting, stockholders are being asked to approve the 2006 Plan.

Summary of the 2006 Plan

      The full text of the 2006 Plan is set forth as Exhibit A hereto, and you are urged to refer to it for a complete description of the proposed 2006 Plan. The summary of the principal features of the 2006 Plan which follows is qualified entirely by such reference.

      General Description. The 2006 Plan is a flexible plan that permits the grant of options, restricted stock, deferred stock units, performance stock awards, performance units, other stock-based awards and cash-based awards.

      Purpose. The 2006 Plan will serve as a key element in aligning employees’ efforts with the creation of future shareholder value. The refining and marketing business is a capital intensive and highly cyclical business. Investment decisions are multi-year processes, and future returns depend on supply/demand factors that typically cycle from highs to lows and back again. A lengthy period, often of several years, generally occurs after the implementation of strategies before companies in our industry can realize significant benefits from such strategies. This delay makes it not only appropriate, but also a very common practice, for businesses such as ours to use stock options, deferred stock units, performance stock awards, performance units and similar awards under long-term incentive compensation plans to tie compensation for employee performance to the company’s long-term value creation. We believe that such awards, along with stock ownership and grants of restricted stock, will encourage our leadership to remain with the Company through the highs and the lows of the cycles, which we believe will in turn foster consistency of vision, optimal financial results and a determined focus on building long-term shareholder value. Tesoro has been very successful in attracting a strong management team and the benefits of such a team can be seen in the fact that Tesoro’s total returns are above-market when compared to the S&P 500 or our peer companies. The 2006 Plan gives Tesoro the means to encourage and reward this management team and future officers and other key employees through stock-based compensation and is critical in fostering superior returns in the future.

      Term. If approved by the stockholders, the 2006 Plan will be effective as of May 3, 2006 and no awards may be granted under the 2006 Plan on or after May 3, 2016.

      Administration. The Compensation Committee of the Board of Directors (or a subcommittee comprised of at least two of its members) shall administer the 2006 Plan (the “Plan Committee”). In administering the 2006 Plan, the Plan Committee shall have the full power to:

•	determine the persons to whom and the time or times at which awards will be made;

•	determine the number and exercise price of shares of Tesoro common stock covered in each award, subject to the terms and provisions of the 2006 Plan;

•	determine the terms, provisions and conditions of each award, which need not be identical and need not match the default terms set forth in the 2006 Plan;

•	accelerate the time at which any outstanding award will vest;

•	prescribe, amend and rescind rules and regulations relating to administration of the 2006 Plan; and

•	make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the 2006 Plan.

      All determinations and decisions made by the Plan Committee pursuant to the provisions of the 2006 Plan and all related orders and resolutions of the Plan Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, holders and the estates and beneficiaries of employees and holders.

      Eligibility. All of the Company’s and its subsidiaries’ employees (approximately 4,000 people) are eligible to be selected to receive awards under the 2006 Plan. Actual selection of any eligible employee to participate in the 2006 Plan is within the sole discretion of the Plan Committee. It is presently anticipated that executive officers and other key managers will be granted stock incentives under the 2006 Plan. Based on the most recent grants made under our Amended and Restated Executive Long-Term Incentive Plan (“1993 Plan”), these executive officers and other key managers receiving grants would constitute approximately 30 people.

      Maximum Shares Available. The maximum amount of common stock which may be issued under the 2006 Plan may not exceed 1,500,000 shares, in the aggregate. Of such amount, the maximum number of shares of common stock with respect to which options may be granted is 1,125,000 and the maximum aggregate number of shares of common stock with respect to which restricted stock awards, deferred stock unit awards, performance stock awards, performance unit awards and other stock-based awards may be granted is 375,000. The maximum number of shares of common stock with respect to stock options which may be granted to an employee during a fiscal year is 281,250. The maximum aggregate number of shares of common stock with respect to which restricted stock awards, deferred stock unit awards, performance stock awards, performance unit awards and other stock-based awards may be granted to an employee during a fiscal year is 93,750. Such limitations are subject to adjustment in accordance with the 2006 Plan.

      If any outstanding award is forfeited or cancelled for any reason the shares of common stock allocable to the unexercised portion of that award may again be subject to an award granted under the 2006 Plan. If shares of common stock are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares of common stock will count against the aggregate number of shares of common stock with respect to which awards may be granted under the 2006 Plan. If shares of common stock are tendered in payment of the option price of an option upon its exercise, such shares of common stock will not count against the aggregate number of shares of common stock with respect to which awards may be granted under the 2006 Plan.

Options

      The Plan Committee may grant options under the 2006 Plan to eligible persons in such number and upon such terms as the Plan Committee may determine, subject to the terms and provisions of the 2006 Plan. Except for substitution awards (described below), all options granted under the 2006 Plan shall be nonqualified stock options which are not intended to satisfy the requirements of section 422 of the Internal Revenue Code.

      The price at which shares of common stock may be purchased under an option shall be determined by the Plan Committee, but such price may not be less than 100% of the fair market value of the shares on the date the option is granted.

      Unless specified otherwise in an option agreement, an option shall expire on the tenth anniversary of the date the option is granted. An option shall not continue to vest after the termination of the employment relationship between the optionee and the Company and its subsidiaries for any reason other than death or disability of the optionee, unless otherwise specified in an option agreement.

      Subject to certain conditions and exceptions, an option which is or has become exercisable on the date on which an optionee ceases to be an employee of the Company:

•	for any reason other than death, disability or retirement shall terminate on the earlier of the tenth anniversary of the date the option is granted or the date that is one day less than three months after the termination of employment;

•	due to death or disability before the tenth anniversary of the date the option is granted shall terminate on the earlier of the tenth anniversary of the date the option is granted or the first anniversary of the date of the optionee’s death or disability; and

•	due to retirement before the tenth anniversary of the date the option is granted shall terminate on the earlier of the tenth anniversary of the date the option is granted or the third anniversary of the date of the optionee’s retirement.

      The Plan Committee shall specify in the option agreement the time and manner in which each option may be exercised. Unless the Plan Committee specifies otherwise, the option agreement shall set forth the following terms:

•	no option granted under the 2006 Plan may be exercised before the optionee has completed one year of continuous employment with the Company or any of its subsidiaries following the date of grant of the option;

•	the option may be exercised with respect to up to 1/3 of the shares subject to the option beginning on the day after the first anniversary of the date of the grant of the option;

•	the option may be exercised with respect to up to an additional 1/3 of the shares subject to the option on each succeeding anniversary of the date of the grant of the option, so that after the third anniversary of the date of the grant of the option, the option shall be exercisable in full; and

•	to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the option expires on the tenth anniversary of the date of the grant of the option.

      The Plan Committee may accelerate the time in which any outstanding option may be exercised. However, in no event shall any option be exercisable on or after the tenth anniversary of the date of the grant of the option.

      Unless otherwise provided in the applicable option agreement, no option granted under the 2006 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All options granted to an optionee under the 2006 Plan shall be exercisable during the lifetime of the optionee only by the optionee.

      An optionee shall not have any rights as a stockholder with respect to common stock covered by an option until the date he exercises the option.

Restricted Stock

      Under the 2006 Plan, the Plan Committee may award restricted stock to eligible persons selected by the Plan Committee. The amount of, the vesting and the transferability restrictions applicable to any award of restricted stock will be determined by the Plan Committee. Except with respect to dividends as described below, during the restriction period, the recipient of the restricted stock will have all the rights of a stockholder with respect to the shares of restricted stock included in the restricted stock award during the restriction period established for the restricted stock award. Dividends with respect to restricted stock paid in cash, property or rights to acquire shares of common stock shall be paid only at such time as the vesting restrictions on the restricted stock award are satisfied.

      Also during the restriction period, the certificates representing the restricted stock shall be registered in the recipient’s name and bear a restrictive legend to the effect that ownership of the restricted stock, and the enjoyment of the rights appurtenant thereto, are subject to the restrictions, terms and conditions provided by the 2006 Plan. Such certificates will be deposited with the Company and shall be subject to forfeiture in accordance with the 2006 Plan and the restricted stock agreement.

Deferred Stock Unit Awards

      The 2006 Plan authorizes the Plan Committee to grant deferred stock units to eligible persons in such amounts and upon such terms as the Plan Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any deferred stock unit award shall be determined by the Plan Committee.

      A deferred stock unit shall be similar in nature to restricted stock except that no shares of common stock are actually transferred to the holder until a later date specified in the applicable award agreement. Each deferred stock unit shall have a value equal to the fair market value of a share of common stock.

      Payments pursuant to a deferred stock unit award shall be made (i) at such time as the Plan Committee specifies in the holder’s award agreement and (ii) either in cash or shares of common stock as specified in the holder’s award agreement.

      Each recipient of deferred stock units shall have no rights of a stockholder with respect to the holder’s deferred stock units. A holder shall have no voting rights with respect to any deferred stock unit awards.

Performance Awards

      Under the 2006 Plan, the Plan Committee may grant performance stock and performance unit awards to eligible persons in such amounts and upon such terms as the Plan Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award shall be based upon the attainment of such performance goals as the Plan Committee may determine. A performance goal for a particular performance stock or performance unit award must be established by the Plan Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the following business criteria: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the Plan Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

      Subject to the terms and conditions of the 2006 Plan and except with respect to dividends as set forth below, each holder of a performance stock award shall have all the rights of a stockholder with respect to the shares of stock issued to the holder pursuant to the award during any period in which such shares of common stock are subject to forfeiture and restrictions on transfer, including the right to vote. Dividends with respect to a performance stock award paid in cash or property other than shares of common stock or rights to acquire common stock shall be paid only at such time as the vesting restrictions on the performance stock award are satisfied. Dividends paid in shares of common stock or rights to acquire shares of common stock shall be added to and become a part of the performance stock award.

      It is intended that the 2006 Plan will conform with the standards of section 162(m) of the Internal Revenue Code and Treasury Regulations sec. 1.162-27(e)(2)(i). Neither the Plan Committee nor the Board may increase the amount of compensation payable under a performance stock or performance unit award. If the time at which any performance stock or performance unit award will vest is accelerated, the number of shares of common stock subject to such award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

Cash-Based Awards and Other Stock-Based Awards

      The Plan Committee may grant cash-based awards under the 2006 Plan to employees in such amounts and upon such terms, including the achievement of specific performance goals, as the Plan Committee shall determine. The 2006 Plan authorizes the Plan Committee to grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the 2006 Plan, including the grant or offer for sale of unrestricted shares of common stock, in such amounts and subject to such terms and conditions, as the Plan Committee shall determine. Such awards may involve the transfer of actual shares of common stock to holders, or payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

      The value of the award shall be specified by the Plan Committee as a payment amount or payment range for cash-based awards and in terms of shares of common stock or units based on shares of common stock for other stock-based awards. If the Plan Committee establishes performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid to the holder will depend on the extent to which the performance goals are met.

      The Plan Committee, in its sole discretion, shall determine the extent to which the holder shall have the right to receive cash-based awards and other stock-based awards following termination of the holder’s employment with the Company or its subsidiaries. Such provisions need not be uniform among all cash-based awards and other stock-based awards issued pursuant to the 2006 Plan.

      Except as otherwise determined by the Plan Committee, neither cash-based awards nor other stock-based awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A holder’s rights under the 2006 Plan, if exercisable, shall be exercisable during his or her lifetime only by such holder, except as otherwise determined by the Plan Committee.

Substitution Awards

      Awards may be granted under the 2006 Plan in substitution for stock options and other awards held by employees of other companies who are about to become employees of the Company or any of its subsidiaries, or whose employer is about to become an affiliate of the Company as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of substantially all of the assets of another corporation or the acquisition by the Company of at least 50% of the issued and outstanding stock of another corporation as the result of which it becomes an affiliate of the Company. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in the 2006 Plan to the extent the Board, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted, but with respect to options that are incentive stock options, no such variation shall be such as to affect the status of any such substitute option as an “incentive stock option” under section 422 of the Internal Revenue Code.

Non-Transferability

      Except as specified in the applicable award agreements or in domestic relations court orders, awards shall not be transferable by the holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the holder’s lifetime, only by him or her. In the discretion of the Plan Committee, any attempt to transfer an award other than under the terms of the 2006 Plan and the applicable award agreement may terminate the award.

Forfeiture

      If the Plan Committee finds by a majority vote that a holder, before or after termination of his employment with the Company or any of its subsidiaries (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an affiliate which conduct damaged the Company or an affiliate or (b) disclosed trade secrets of the Company or an affiliate, then as of the date the Plan Committee makes its finding any awards granted to the holder that have not been exercised by the holder (including all awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Plan Committee with respect to the matter shall be final for all purposes.

      The Plan Committee may specify in an award agreement that a holder’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the holder’s provision of services to the Company or its subsidiaries, violation of material policies of the Company or its subsidiaries, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the holder, or other conduct by the holder that is detrimental to the business or reputation of the Company or its affiliates.

Requirements of Law

      The Company shall not be required to sell or issue any shares of common stock under any award if issuing those shares of common stock would constitute or result in a violation by the holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any option or pursuant to any other award, the Company shall not be required to issue any shares of common stock unless the Plan Committee has received evidence satisfactory to it to the effect that the holder will not transfer the shares of common stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares of common stock covered by the 2006 Plan pursuant to applicable securities laws of any country or any political subdivision. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an option or any other award, or the issuance of shares of common stock pursuant thereto, to comply with any law or regulation of any governmental authority.

      All awards under the 2006 Plan shall be designed and operated in such manner that they are either exempt from application of, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986 and Department of Treasury rules and regulations issued thereunder.

Corporate Changes

      The 2006 Plan provides that appropriate adjustments may be made to any outstanding awards in the case of any change in the Company’s outstanding common stock by reason of recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend or other relevant changes to the Company’s capital structure.

Amendment and Termination

      The Plan Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2006 Plan and any award agreement in whole or in part. However, no termination, amendment, suspension, or modification of the 2006 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2006 Plan, without the written consent of the holder holding such award. The Plan Committee shall not directly or indirectly lower the option price of a previously granted option, and no amendment of the 2006 Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

Federal Income Tax Consequences of the 2006 Plan

      The following is a general description of the federal income tax consequences generally applicable to the Company and a recipient of a stock option, restricted stock award, deferred stock unit award, performance award or cash-based award and other stock-based award under the 2006 Plan.

      Stock Options. When the Plan Committee grants a stock option to purchase shares of common stock under the 2006 Plan (which options shall, except for substitute awards, be nonqualified stock options), the recipient will not be required to recognize any taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the option. Generally the measure of the income will be equal to the difference between the fair market value on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option is subject to federal tax withholding. Depending upon the applicable state and local laws, the income on exercise of an option may also be subject to state and local tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of an option.

      Restricted Stock Awards. The grant of a restricted stock award under the 2006 Plan generally will not be taxable to the recipient, and is not deductible by the Company (or an affiliate corporation), at the time of grant unless the recipient makes an election under section 83(b) of the Internal Revenue Code, if permitted by the Chief Financial Officer of the Company. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The Company (or an affiliate corporation) will be entitled to a deduction in the amount and at the time the recipient recognizes income. With respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed), any dividends paid on account of such shares will be treated as compensation income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.

      Deferred Stock Unit Awards. The grant of a deferred stock unit award under the 2006 Plan generally will not be taxable to the recipient, and will not be deductible by the Company (or an affiliate corporation) at the time of grant. At the time a deferred stock unit award is settled in shares of common stock, the recipient will recognize ordinary income and the Company (or an affiliate corporation) will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the fair market value of the common stock at the time the deferred stock unit is settled.

      Performance Stock and Performance Unit Awards. A recipient of a performance unit award under the 2006 Plan generally will not realize taxable income at the time of grant of the award, and the Company (or an affiliate corporation) will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and, subject to the application of section 162(m) of the Internal Revenue Code, the Company (or an affiliate corporation) will be entitled to a corresponding deduction. Performance stock awards granted under the 2006 Plan generally have the same tax consequences as restricted stock awards discussed above.

      Cash-Based Awards and Other Stock-Based Awards. The grant of a cash-based award under the 2006 Plan generally will not be taxable to the recipient, and will not be deductible by the Company (or an affiliate corporation) at the time of grant. At the time a cash-based award is settled in cash, the recipient will recognize ordinary income and the Company (or an affiliate corporation) will be entitled to a corresponding deduction. Generally the measure of the income and deduction will be the amount of cash received by the recipient of the award at the time the cash-based award is settled. Other stock-based awards granted under the 2006 Plan generally have the same tax consequences as deferred stock unit awards.

      Compensation Deduction Limitation. Under section 162(m) of the Internal Revenue Code, the Company’s federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Company’s Chief Executive Officer and the next four highest compensated officers. Section 162(m) of the Internal Revenue Code provides an exception to this deduction for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors”. The Company believes that nonqualified stock options to purchase shares of common stock and performance based awards granted under the 2006 Plan generally should qualify as performance based compensation for purposes of section 162(m) of the Internal Revenue Code.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE TESORO CORPORATION 2006 LONG-TERM INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

      If the 2006 Plan is approved at the annual meeting, 1,500,000 shares will be available for grant under the 2006 Plan. The Plan permits the issuance of awards in a variety of forms, including (i) nonqualified stock options, (ii) restricted stock, (iii) deferred stock unit awards, (iv) performance share and performance unit awards and (v) other stock-based awards. The amounts of future grants under the 2006 Plan are not determinable since the 2006 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation Committee deems appropriate. The 2006 Plan is, however, intended to replace the 1993 Plan and the table set forth below provides information regarding awards received in February 2006 under the 1993 Plan by our named executive officers and certain other persons. While no further grants under either the 1993 Plan or the 2006 Plan are currently expected to be granted in 2006, we expect that similar grants will be made in future years, although actual grants in the future may change based on the Company’s future stock price and long-term compensation strategy.

	2006 Awards Under 1993 Plan

	Dollar Value
Name and Position	($)(a)	Number of Units

Bruce A. Smith	$1,818,450	27,000 shares of restricted
Chairman of the Board President and CEO		stock plus options to purchase 168,300 shares

William J. Finnerty	$660,030	9,800 shares of restricted
Executive Vice President and Chief Operating Officer		stock plus options to purchase 45,800 shares

Gregory A. Wright	$525,330	7,800 shares of restricted
Executive Vice President and Chief Financial Officer		stock plus options to purchase 36,300 shares

Everett D. Lewis	$336,750	5,000 shares of restricted
Executive Vice President, Corporate Strategic Planning		stock plus options to purchase 23,200 shares

J. William Haywood	$235,725	3,500 shares of restricted
Senior Vice President, Refining		stock plus options to purchase 16,550 shares

Executive Group (including the named executive officers above)	$4,246,418	63,050 shares of restricted stock plus options to purchase 420,600 shares

Non-Employee Director Group	—	—

Non-Executive Officer Employee Group	(a )	Options to purchase 104,860 shares

(a)	Value shown is that of restricted stock determined as of the date of grant. No value has been assigned to stock options as they were issued with an exercise price per share equal to the average of the high and low of the Company’s common stock on the NYSE on the date of grant. Value of options fluctuates based on current fair market price of our common stock. All options shown in the chart above awarded under the 1993 Plan become exercisable in one-third increments each year from the date of grant and have an exercise price equal to the fair market value of our common stock on the date of grant.

      The following table summarizes, as of December 31, 2005, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans (excluding the 2006 Plan to be voted on in connection with the 2006 Annual Meeting of Stockholders as described in this Proxy Statement; such plan, if adopted, will increase the number of securities remaining available for future issuance under equity compensation plans by 1,500,000 shares).

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
			for Future Issuance
			under Equity
	Number of Securities to be	Weighted-Average	Compensation Plans
	Issued upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the Second
Plan Category	Warrants and Rights	Warrants and Rights	Column)

Equity compensation plans approved by security holders	3,799,932	$18.39	1,052,728
Equity compensation plans not approved by security holders(a)	236,719	$10.07	—

Total	4,036,651	$17.90	1,052,728

(a)	The Key Employee Stock Option Plan was approved by our Board of Directors in November 1999 and provided for stock option grants to eligible employees who are not our executive officers. The options expire ten years after the date of grant. Our board of directors has suspended any future grants under this plan.

3. PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

      On February 2, 2006, our Board of Directors unanimously adopted a resolution approving an amendment to our Restated Certificate of Incorporation, as heretofore amended, to increase the number of authorized shares of common stock, par value $0.16 2/3 per share, from 100,000,000 shares to 200,000,000 shares (the “Charter Amendment”), subject to approval of the Company’s stockholders. The Company’s 5,000,000 authorized shares of preferred stock, no par value, will remain unchanged.

Increase in Authorized Shares of Common Stock

      The increase in authorized shares of the Company’s common stock will become effective on the date, following stockholder approval of the Charter Amendment, on which a Certificate of Amendment to our Restated Certificate of Incorporation reflecting the terms of the Charter Amendment is accepted for filing by the Secretary of State of Delaware. Assuming that the Company’s stockholders approve the Charter Amendment, that date is presently expected to be May 4, 2006. The additional 100,000,000 shares of common stock, if and when issued, will have the same rights and privileges as the shares of common stock presently issued and outstanding. Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. The common stock does not have cumulative voting rights. The holders of common stock share ratably on a per share basis in any dividends when, as and if declared by the Board of Directors out of funds legally available therefor and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the common stock.

      Unless deemed advisable by the Board, no further stockholder authorization will be sought for the issuance of the additional shares allowed by the Charter Amendment. At the present time, we do not have any agreements, arrangements or understandings with respect to the issuance of the shares to be authorized by the proposed Charter Amendment. The Board of Directors believes that the increase in the number of authorized shares of common stock at this time will provide us with the flexibility to execute our future business plans by having an adequate number of authorized but unissued shares available to facilitate potential public or private equity financings, offerings of securities convertible into or exchangeable into shares of common stock, acquisitions, business combinations, stock dividends, stock options, equity-based incentives to attract key individuals and other personnel, stock splits, recapitalizations and other general corporate purposes, without the expense and delay attendant in seeking stockholder approval at a special or annual meeting at a time when such shares would be needed (except as may be otherwise required by law or by any stock exchange on which our securities may then be listed). Elimination of such delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to take advantage of changing market and financial conditions. The failure to approve the proposed Charter Amendment may prevent us from executing business activities and initiatives proposed by management and approved by our Board of Directors. If this proposal is approved, prior to any issuance of shares of common stock, the Board of Directors will consider factors including, among others, management’s proposed business plan, the then current market price of our common stock, the proposed offering price of the shares of common stock, the potential dilution to our stockholders, our working capital needs and the terms and availability of alternative sources of financing. The Board of Directors has no immediate plans, intentions, agreements, arrangements, understandings or commitments with respect to the issuance of the additional shares to be authorized by the proposed Charter Amendment.

      As of March 14, 2006, there were 68,736,244 shares of our common stock issued and outstanding, as well as 2,232,961 treasury shares. As of such date, an aggregate of 462,809 shares of our common stock were reserved for issuance pursuant to outstanding options granted under the Company’s Amended and Restated Executive Long-Term Incentive Plan, Amended and Restated 1995 Non-Employee Director Stock Option Plan, Key Employee Stock Option Plan and 2005 Director Compensation Plan (each as amended through the date hereof). None of the authorized shares of the Company’s preferred stock have been issued.

      The proposed Charter Amendment could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of the authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. In addition, an issuance of additional shares of our common stock could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares of common stock caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our capital stock. If such factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

Required Stockholder Approval

      The Charter Amendment will be effected through an amendment to the first paragraph of Article IV and subsection (A) of Article IV of the Company’s Restated Certificate of Incorporation, as amended through the date hereof. As amended, such provisions would read in their entirety as follows:

“(A) The total number of share of all classes of stock which the Corporation shall have the authority to issue is Two Hundred Five Million (205,000,000) shares, of which Two Hundred Million (200,000,000) shares will be Common Stock, par value $0.16 2/3 per share, and Five Million (5,000,000) shares will be Preferred Stock with no par value.”

      The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to approve the Charter Amendment. Abstentions and Broker Non-Votes as to this proposal will not be treated as either a vote for or against the proposal. However, because the proposal requires the affirmative vote of a majority of the outstanding shares, abstentions and Broker Non-Votes will have the same effect as a vote against the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS INDEPENDENT AUDITORS

      The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for fiscal year 2006 be ratified by the stockholders. A representative of Deloitte & Touche LLP is expected to be present at the 2006 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representative will have the opportunity to make a statement at the annual meeting if he or she desires to do so. Under Delaware law, the Restated Certificate of Incorporation and By-laws, a majority of the votes cast are required to approve the ratification of the appointment of Deloitte & Touche LLP as auditors. Abstentions and Broker Non-Votes are not votes “cast” on the question and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 2006.

Audit Committee Report for 2005

      The Audit Committee assists the Board in its oversight function of management’s process for preparing financial reports of the Company. The Audit Committee is composed of four members whom the Board has determined, in its business judgment, are independent (as independence is defined in the NYSE’s listing standards). The Audit Committee operates under a charter (available on Tesoro’s website at www.tsocorp.com) that is reviewed annually and approved by the Board. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, but have financial literacy and each of the members of the Committee, comprised of Messrs. Grapstein, Goldman. and Myers, qualify as financial experts. No member of the Audit Committee serves on the audit committee of more than three public companies.

      The Audit Committee does not prepare financial statements or attest to their accuracy. The preparation, presentation and integrity of the Company’s financial reports are the responsibility of management. Deloitte & Touche LLP, the Company’s independent auditors, are responsible for auditing the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on their conformity to accounting principles generally accepted in the United States of America.

      In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and the independent auditors. It also provided oversight of the independent auditors, the Company’s internal audit function and the Company’s system of internal controls over financial reporting. In performing these duties, the Audit Committee met a total of five times during 2005 with management and representatives from internal audit and the independent auditors.

      The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that might impact their objectivity and independence and based on such information satisfied itself as to the independence of the Company’s independent auditors. The Audit Committee also discussed with management, internal audit and the independent auditors the quality and adequacy of the Company’s internal controls and the audit scope and plans for audits performed by internal audit and the independent auditors.

      The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended by Statements 89 and 90, as well as other regulations and standards (Audit Committee Communications) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed with internal audit and management significant items that resulted from internal audit examinations.

      Based on the reviews and discussions referred to above with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee has engaged, subject to stockholder ratification, Deloitte & Touche LLP to audit the Company’s financial statements for 2006.

Audit Committee of the Board of Directors

Steven H. Grapstein, Chairman

Robert W. Goldman
William J. Johnson
A. Maurice Myers

March 6, 2006

Deloitte & Touche Fees for 2005 and 2004

      For the years ended December 31, 2005 and 2004, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

Audit Fees

      The aggregate fees for professional services rendered by the Deloitte Entities in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $2,957,000 for 2005 and $2,885,000 for 2004. The 2005 and 2004 audit fees include the audit of our internal control over financial reporting and management’s assessment thereof, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

      The aggregate fees for audit-related services rendered by the Deloitte Entities were $90,000 for 2005 and $323,000 for 2004. The nature of the services performed for these fees included, among other things, employee benefit plan audits performed in 2005 and 2004 and consultation in 2004 for compliance with the Sarbanes-Oxley Act of 2002.

Tax Fees

      The aggregate fees for tax services rendered by the Deloitte Entities for matters such as assistance in the preparation of state tax returns, licensing fees for corporate tax software and consultation on other tax matters were $104,000 for 2005 and $65,000 for 2004.

All Other Fees

      There were no fees paid to the Deloitte Entities for services not included above for 2005 or 2004.

      The Audit Committee of our Board of Directors has considered whether such non-audit services rendered by the Deloitte Entities are compatible with maintaining the principal accountant’s independence. In accordance with the Audit Committee charter, all audit and permitted non-audit services to be performed by the Deloitte Entities must be approved in advance by the Audit Committee and all pre-approvals of audit and non-audit services performed by the Deloitte Entities have been conducted solely by the Audit Committee since the beginning of 2003.

STOCK OWNERSHIP

Stock Ownership Guidelines

      Tesoro’s Board has established stock ownership guidelines to (1) strengthen the alignment of director and senior executive interests with those of stockholders, (2) further promote Tesoro’s longstanding commitment to sound corporate governance, and (3) demonstrate the confidence in the Company’s long-term prospects by the Company’s directors, chief executive officer, executive vice presidents and senior vice presidents. As of March 14, 2006, the Company had seven non-employee directors, three executive vice presidents and six senior vice presidents subject to the stock ownership policies.

•	The Board has required non-employee directors to own three times the amount of their annual retainer in the Company’s common stock on or before March 11, 2008. If the requirement was currently applicable, based on the current annual retainer and the closing price of the Company’s common stock on December 31, 2005, each non-employee director would be required to own 2,925 shares of the Company’s common stock.

•	Each executive vice president of the Company is required to own at least 60,000 shares of the Company’s common stock on or before the later of (1) March 11, 2008 and (2) the fourth anniversary of the date he became an executive vice president of the Company.

•	Each senior vice president of the Company is required to own at least 30,000 shares of the Company’s common stock on or before the later of (1) March 11, 2009 and (2) the fifth anniversary of the date he became a senior vice president of the Company.

•	Separately, the Board has required Mr. Smith, in his December 3, 2003 Employment Agreement from the period of December 3, 2007 through the end of the term of his Employment Agreement, to own shares of the Company’s common stock equal in value to at least five times the amount of his annual base salary. At the end of 2005, this ownership requirement would have been satisfied if the requirement had been applicable as of December 31, 2005, based on Mr. Smith’s 2005 annual base salary and stock ownership, because Mr. Smith owned at least 431,181 shares of the Company’s common stock, well in excess of the 81,235 shares necessary to meet the stock ownership requirement at December 31, 2005.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows the beneficial ownership of our common stock reported to us as of February 28, 2006, including shares as to which a vested right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act and shares credited to accounts under our Thrift Plan, for each director and nominee, the Chief Executive Officer, our other four most highly compensated officers during 2005 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed.

				Common Stock
				for which
	Common	Common Stock		Beneficial
	Stock	Underlying	Common Stock	Ownership is		Total
	Owned of	Exercisable	Credited under	Otherwise		Stock-Based	Percent of
	Record(a)	Options(b)	Thrift Plan	Attributed		Ownership(c)	Class

Robert W. Goldman	846	11,000	—	—		11,846	*
Steven H. Grapstein	46,815	22,000	—	10,715	(d)	79,530	*
William J. Johnson	6,633	26,000	—	—		32,633	*
A. Maurice Myers	3,770	17,000	—	—		20,770	*
Donald H. Schmude	5,305	24,000	—	—		29,305	*
Bruce A. Smith	939,662	1,730,833 (e)	9,967	—		2,680,462	3.88%
Patrick J. Ward	15,965	22,000	—	6,000	(f)	43,965	*
Michael E. Wiley	2,321	8,000	—	—		10,321	*
William J. Finnerty	32,702	25,817	1,182	300		60,001	*
Gregory A. Wright	39,553	193,086	3,039	—		235,678	*
Everett D. Lewis	18,687	125,882	87	—		144,656	*
J. William Haywood	43,500	64,999	4,450	—		112,949	*
All directors and executive officers as a group (22 individuals)	1,217,324	2,451,964	49,193	17,015	(d)(f)	3,735,480	5.41%

*	Less than 1.0%

(a)	Includes shares of unvested restricted stock.

(b)	Includes shares that the listed persons had the right to acquire through the exercise of stock options on February 28, 2006, or within 60 days thereafter.

(c)	Units of phantom stock payable in cash that have been credited to the directors under the Phantom Stock Plan are not included in the shares shown above.

(d)	Mr. Grapstein disclaims beneficial ownership for the shares shown, which are held in accounts for his spouse and minor children.

(e)	The shares shown above exclude 175,000 units of phantom stock options for which any appreciated value is payable in cash. The phantom stock option is convertible to a non-qualified stock option under the Company’s Long-Term Executive Compensation Plan, at the discretion of the Compensation Committee.

(f)	The shares shown include 6,000 shares owned by P&L Family Partnership Ltd. that Mr. Ward and his spouse control through 57% ownership.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

      The following table sets forth information from filings made with the SEC as to each person or group who on December 31, 2005 beneficially owned more than 5% of the outstanding shares of common stock of the Company.

	Amount and Nature of
	Beneficial Ownership

	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class

FMR Corp.(a)	7,721,210	11.14%
82 Devonshire Street Boston, MA 02109
Hotchkis and Wiley Capital Management, LLC(b)	4,483,430	6.47%
725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017
Merrill Lynch & Co., Inc.(c)	4,009,062	5.78%
World Financial Center, North Tower 250 Vesey Street New York, NY 10381
LSV Asset Management(d)	3,627,264	5.23%
1 N. Wacker Drive, Suite 4000 Chicago, IL 60606

(a)	According to a Schedule 13G filed with the SEC, FMR Corp., a holding company, has sole voting power with regard to 2,412,320 shares of common stock of the Company and sole dispositive power with regard to 7,721,210 shares of common stock of the Company. According to the Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, is the beneficial owner of 6,338,230 shares of common stock of the Company as a result of acting as investment advisor to various investment companies. FMR Corp., through its control of Fidelity and the funds, and Edward C. Johnson 3d, Chairman of FMR Corp., each has sole power to dispose of the 6,338,230 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(b)	According to a Schedule 13G filed with the SEC, Hotchkis and Wiley Capital Management, LLC, an investment advisor in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, has sole voting power with regard to 4,089,630 shares of common stock of the Company and sole dispositive power with regard to 4,483,430 shares of common stock of the Company.

(c)	According to a Schedule 13G filed by Merrill Lynch & Co., Inc. (“ML&Co.”) on behalf of Merrill Lunch Investment Managers (“MLIM”) with the SEC, an investment advisor and parent holding company or control person in accordance with Rule 13d-1 of the Securities Exchange Act or 1934, has shared voting power and shared dispositive power with respect to 4,009,062 shares of common stock of the Company. MLIM is an operating division of ML&Co. consisting of ML&Co.’s indirectly-owned asset management subsidiaries. The following asset management subsidiaries hold certain shares of the Company’s common stock that are the subject of the Schedule 13G: Transamerica Fund Advisors, Deutsch Asset Management, Delaware Management Company, ING Investments LLC, Merrill Lynch Investment Managers Ltd., Fund Asset Management, L.P., Merrill Lynch Investment Manager LLC and Merrill Lynch Investment Managers, L.P.

(d)	According to a Schedule 13G filed with the SEC, LSV Asset Management, an investment advisor in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, has sole voting power with regard to 2,719,964 shares of common stock of the Company and sole dispositive power with regard to 3,627,264 shares of common stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other of our equity securities. Except as described below, we believe that during the year ended December 31, 2005, our directors, executive officers and holders of more than 10% of our voting stock complied with all Section 16(a) filing requirements. On October 31, 2005, Mr. Wiley was granted 103 shares of common stock in payment of a portion of his annual retainer fee, which grant was not reported until February 1, 2006.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

      The following table contains information concerning the annual and long-term compensation for services in all capacities to us for the years ended December 31, 2005, 2004 and 2003, of those persons who were on December 31, 2005, (i) the Chief Executive Officer and (ii) our other four most highly compensated officers (collectively, the “named executive officers”).

Summary Compensation Table

					Long-term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts	Compensation
Principal Position	Year	($)	($)	($)(a)	(b)($)	(#)	($)	(c)($)

Bruce A. Smith	2005	$1,000,000	$2,500,000	$—	$1,757,867	168,300	$—	$14,700
Chairman of the Board	2004	1,000,000	2,500,000	—	7,120,770	188,500	—	13,985
President and CEO	2003	929,231	1,787,500	—	3,295,000	60,000	—	1,637,106
William J. Finnerty	2005	$462,877	$877,500	$1,099	$498,450	45,000	$—	$14,700
Executive Vice President	2004	305,109	335,750	—	132,834	12,450		14,350
and Chief Operating Officer	2003	19,110	—	—	—	20,000		605
Gregory A. Wright	2005	$450,000	$731,251	$6,069	$398,760	35,000	$—	$14,700
Executive Vice President	2004	409,344	731,251	—	363,940	33,900		14,200
and Chief Financial Officer	2003	350,577	297,375	—	—	40,000		12,000
Everett D. Lewis	2005	$372,890	$603,282	$—	$332,300	20,000	$—	$6,200
Executive Vice President	2004	320,240	335,750		134,366	12,650		—
Corporate Strategic Planning	2003	298,493	228,750	—		40,000		—
J. William Haywood	2005	$367,909	$527,225	$—	$—	12,500	$—	$34,700
Senior Vice President	2004	359,672	430,300	—	—	10,000		34,350
Refining	2003	359,620	446,607	—	—	20,000		34,000

(a)	Other Annual Compensation includes the tax reimbursed amounts paid by the Company for club dues. The Company also reimburses executives for certain financial advisory fees and certain club dues. During fiscal years 2003, 2004 and 2005, the Company owned and operated airplanes to facilitate business travel of certain of its employees in as safe a manner as possible with the best use of their time. In addition to business travel, Mr. Smith uses the corporate aircraft for personal travel. The methodology the Company uses to calculate the Company’s incremental direct operating cost for Mr. Smith’s personal use is based on the cost of fuel, trip-related airport fees, and pilot meals and lodging. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage of the aircraft and non-trip related hanger and maintenance expenses. On certain occasions, Mr. Smith’s spouse or other family members may accompany him on a flight. No additional direct operating cost is incurred in such situations under the foregoing methodology. The Company’s incremental cost for Mr. Smith’s Other Annual Compensation did not exceed $50,000 in 2003, 2004 or 2005.

(b)	Amounts shown under Restricted Stock Awards represent grant date values of Tesoro restricted stock awarded to the Named Officers. One-third of each grant vests on each anniversary of the grant with the exception of Mr. Smith’s 2003 grant of 250,000 restricted shares which vest in five annual installments beginning sixty days after the first anniversary of the effective date of his Employment Agreement. Dividends are paid on restricted stock as it vests if declared and paid to Tesoro’s common stockholders. The aggregate number of unvested shares of restricted stock held at December 31, 2005, and the market value of such shares on that date were as follows:

	Number	Value

Mr. Smith	549,034	$33,793,043
Mr. Finnerty	18,068	1,112,085
Mr. Wright	20,267	1,247,434
Mr. Lewis	13,100	806,305
Mr. Haywood	—	—

(c)	All Other Compensation includes amounts contributed to our Thrift Plan for each of the named executive officers with the exception of Mr. Haywood. All Other Compensation for Mr. Haywood consists of amounts contributed to our Thrift Plan plus $20,000 paid in each of 2005, 2004 and 2003 compensating Mr. Haywood for actuarially estimated differences between pension benefits earned under the provisions of Tesoro’s retirement plan and an amount potentially payable under a predecessor company pension plan. All Other Compensation for 2003 includes amounts we contributed and earnings on the executive officers’ accounts in a supplemental retirement plan, the Funded Executive Security Plan, which was terminated in December of 2003, of $1,625,106 for Mr. Smith.

Option Grants in 2005

      The following table sets forth information concerning individual grants of non-qualified stock options to the named executive officers during the year ended December 31, 2005.

Option Grants in 2005

		Individual Grants

		Percentage of			Potential Realizable Value at
	Number of	Total			Assumed Annual Rates of
	Securities	Options/SARs			Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options/SARs	Employees in	Base Price	Expiration
Name	Grants(#)(a)	Fiscal Year	($/Sh)(b)	Date	5%($)	10%($)

Bruce A. Smith	168,300	20.7%	$32.7650	02/01/2015	$3,467,939	$8,788,441
William J. Finnerty	45,000	5.5%	$32.7650	02/01/2015	$927,257	$2,349,851
Gregory A. Wright	35,000	4.3%	$32.7650	02/01/2015	$721,200	$1,827,662
Everett D. Lewis	20,000	2.5%	$32.7650	02/01/2015	$412,114	$1,044,378
J. William Haywood	12,500	1.5%	$32.7650	02/01/2015	$257,571	$652,736

(a)	The right to exercise these options generally vests in three equal annual installments beginning one year from the date of grant.

(b)	The exercise price per share is the average of the high and low of the Company’s common stock on the NYSE on the date of grant.

Aggregated Options Exercised in 2005 and Option Values at December 31, 2005

      The following table reflects the number of shares acquired by exercising options and the value received thereon by the named executive officers, the number of unexercised stock options remaining at year-end 2005 and the potential value thereof based on the year-end fair market value of our common stock as defined in the

1993 Plan of $61.18 per share. The Company did not have any stock appreciation rights outstanding during 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at December 31, 2005(#)		at December 31, 2005($)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce A. Smith	100,000	$3,422,500	1,619,733	353,967	$79,230,075	$11,736,455
William J. Finnerty	6,666	270,260	10,817	59,967	454,403	1,866,666
Gregory A. Wright	41,500	1,559,469	154,336	84,684	7,349,642	3,083,582
Everett D. Lewis	—	—	103,382	44,268	5,185,744	1,671,509
J. William Haywood	—	—	54,166	38,334	2,836,211	1,626,176

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company has prepared the following report regarding 2005 executive compensation. The Committee, which is composed entirely of independent directors, is responsible for the review, interpretation and administration of all components of the Company’s senior executive compensation programs and for the review and approval of the aggregate cost-related aspects of other compensation programs of the Company. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties.

Total Compensation Philosophy

      The Company’s total compensation philosophy is to provide the right mix of cash and equity awards, fixed versus variable compensation, and employee benefits for senior executives and other employees to:

•	Enable the Company to attract and retain the right talent;

•	Inspire teamwork and motivate superior performance;

•	Compensate all employees competitively and equitably; and

•	Align performance with the long-term interests of the Company’s shareholders.

      Compensation for Tesoro’s senior executives includes base salary, annual incentive bonus opportunity, and long-term equity-based incentives. The CEO and other senior executives also participate in benefit plans generally available to other employees. In determining appropriate executive compensation levels, the Committee relies on competitive compensation data provided by an independent compensation consultant to target the market 50th percentile. The information provided includes typical compensation practices and current data for a large group of asset-based companies, including those that have significant participation in the domestic oil refining and marketing industry, and are of comparable size to the Company as measured primarily by revenues. Collected and reviewed each year, these data are used as reference points in making executive pay decisions, together with the Committee’s (and the Board’s) assessment of Company and individual performance. Individual executive positions are compared to similar positions in the peer group based on scope of managerial responsibility and corporate reporting relationships. Additionally, Tesoro participates in other independent compensation surveys for executive pay practices in the oil refining and marketing industry. Recommendations for executive compensation are developed by the Company utilizing all applicable information and analyses, reviewed by the Committee’s independent compensation consultant, who then makes recommendations to the Committee for consideration.

      Annual incentive compensation awards are based on the actual achievement of certain corporate and business unit/team performance goals, including certain business initiatives aimed at improving future earnings, which are determined prior to the beginning of each plan year. For the Company’s senior executives, a portion (25% for 2005) of each individual award is based on an individual performance evaluation instead of business unit/team goals.

      Likewise, the Company’s long-term awards are based on Company and individual performance. Together, the Company’s annual and long-term incentive compensation programs are designed to:

•	Focus executives on measurements that encourage strong financial and operational performance to improve stockholder value;

•	Encourage the creation of stockholder value through the achievement of strategic objectives; and

•	Emphasize a performance-oriented compensation strategy that balances rewards for short-term and long-term results in which a significant portion of executive compensation is contingent on achieving Company performance measures.

2005 Executive Compensation Programs

      The Company’s 2005 compensation programs for senior executives, including base salaries, annual performance incentives, long-term incentives and certain executive benefits, are further described below.

Base Salaries

      Base salaries for the Company’s senior executive officers in 2005 were reviewed through comparisons with the market survey data described above. The Compensation Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Compensation Committee, using its discretion, considers market based salary rates at the 50th percentile of the competitive peer group, overall corporate financial and operating performance, and individual roles and performance contributions. The base salaries for Messrs. Finnerty and Lewis were adjusted in 2005, using the criteria described above, for changes in roles and responsibility.

Annual Performance Incentives

      Under the Company’s 2005 annual incentive compensation strategy, the Committee established objectives designed to increase shareholder value. Senior executive target awards were structured such that 25% of the annual incentive opportunity was tied to individual performance evaluations and 75% was tied to the following corporate financial objectives:

1) Earnings per share; and

2) Business improvement initiatives aimed at enhancing financial performance and effectiveness. The business improvement initiatives goal was designed to promote actual, sustainable improvements in operating income related directly to actionable, measurable corporate and business unit initiatives.

      The Company exceeded the goals for each of the corporate financial objectives with 2005 earnings per share of $7.20 and over $80 million in additional operating income tied to the business improvement initiatives.

Long-Term Incentives

      The Company believes that its senior executives should have an ongoing stake in the success of the Company. The Company also believes these key employees should have a considerable portion of their total compensation tied to the Company’s stock price performance since stock-related compensation is directly tied to stockholder value.

      In February 2005, the Compensation Committee granted a combination of stock options and restricted stock to Mr. Smith and other senior executives in the Company as shown in the following table.

Executive	Stock Options	Restricted Stock	Total Awards

Smith	168,300	52,900	221,200
Finnerty	45,000	15,000	60,000
Wright	35,000	12,000	47,000
Lewis	20,000	10,000	30,000
Haywood	12,500	-0-	12,500

      The value of these grants were equivalent to the 50th percentile of long-term incentive awards granted in 2004 for similar level positions, based on competitive market data provided by the Committee’s independent compensation consultant.

Stock Ownership Guidelines

      The Company has established stock ownership guidelines designed to:

1) Strengthen the alignment of senior executive interests with those of stockholders;

2) Further promote Tesoro’s longstanding commitment to sound corporate governance; and

3) Demonstrate the confidence in the Company’s long-term prospects by the Company’s executive vice presidents and senior vice presidents.

      The following table summarizes the stock ownership guidelines for the senior executives excluding the CEO.

	Share Ownership
	Guideline
Executive	(# of Shares)	Ownership Deadline

Finnerty	60,000	January 17,2009
Wright	60,000	March 11, 2009
Lewis	60,000	January 17, 2009
Haywood	30,000	March 1, 2010

      As of December 31, 2005, Mr. Haywood has satisfied his stock ownership requirement.

      Separately, the Board has required Mr. Smith, in his December 3, 2003 Employment Agreement, to own shares of the Company’s common stock equal in value to at least five times the amount of his annual base salary, from the period of December 3, 2007 through the end of the term of his Employment Agreement. At December 31, 2005, this ownership requirement had been satisfied based on Mr. Smith’s annual base salary and stock ownership at that time.

Other Executive Benefits and Perquisites

      The Company also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans, change-in-control arrangements, and, for certain senior executive officers, employment agreements and reimbursement for certain club membership fees and financial planning services. In addition, to maximize the time that Mr. Smith spends on Company business, and for safety and security reasons, the Company permits Mr. Smith to use the Company’s airplane for personal travel. In October 2005, an independent compensation consultant determined that the Company’s current benefits and perquisites for executives were in line with market between the 50th to 75th percentile levels.

Discussion of 2005 Compensation for the Chief Executive Officer

      The following discussion applies to Mr. Smith’s 2005 compensation.

Base Salary

      Mr. Smith’s annual base salary rate was not adjusted in 2005 and remained at $1,000,000. Mr. Smith and the Company are parties to an Amended and Restated Employment Agreement (“Employment Agreement”) pursuant to which Mr. Smith will be employed by the Company for five years beginning in December 2003.

Annual Incentive Award

      Mr. Smith earned an annual bonus award of $2,500,000 for 2005 performance. This award compares to a target award of $1,000,000 and a maximum award opportunity of $2,500,000 for the same performance year. Paid at the maximum level, this award was based on the Company’s achievement of earnings per share of $7.20 diluted ($7.44 basic), compared to a target of $3.85 ($5.10 maximum goal), and enhanced operational income of $80 million, compared to a target of $62 million, derived directly from certain business improvement initiatives. The Company achieved a 93% improvement in the Company’s share price from ($31.86) on December 31, 2004, to ($61.55) on December 30, 2005, representing approximately $2.0 billion in additional shareholder value.

Equity Awards and Stock Ownership

      In February 2005, the Compensation Committee granted Mr. Smith nonqualified options to purchase 168,300 shares of the Company’s common stock at the fair market value of the Company’s common stock on the date of grant, along with 52,900 shares of restricted stock. At December 31, 2005, Mr. Smith owned a total of 989,975 shares of the Company’s Common Stock.

Limitation of Tax Deduction for Executive Compensation

      Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly-held corporation of compensation in excess of $1 million paid to the Chief Executive Officer or any other of its four most highly compensated executive officers, unless that compensation is “performance-based compensation” as defined by the Internal Revenue Code. The Company believes that its stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of the Company that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to the Company’s success, such as encouraging employee retention and rewarding achievement.

Compensation Committee of the Board of Directors

A. Maurice Myers, Chairman

William J. Johnson
Patrick J. Ward

February 2, 2006

Performance Graph

      The performance graph below compares the cumulative total return of our common stock to the cumulative total return of the S&P Composite Index and to a composite peer group of companies. The composite peer group (the “Peer Group”) includes the following: Alon USA Energy, Inc., Frontier Oil Corporation, Giant Industries Inc., Holly Corporation, Marathon Oil Corporation, Sunoco, Inc., and Valero Energy Corporation. The graph below is for the period of five years commencing December 31, 2000 and ending December 31, 2005.

Comparison of Five Year Cumulative Total Return*

Among the Company, the S&P 500 Index and Composite Peer Group

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	13/21/2004	12/31/2005

Tesoro	$100	$113	$39	$125	$274	$532

S&P 500	$100	$88	$69	$88	$98	$103

Peer Group	$100	$114	$90	$139	$192	$401

*	Assumes that the value of the investment in common stock and each index was $100 on December 31, 2000, and that all dividends were reinvested. Investment is weighed on the basis of market capitalization.

      NOTE: The stock price performance shown on the graphs is not necessarily indicative of future price performance.

Retirement Benefits

      We maintain a noncontributory qualified Retirement Plan that covers officers and other eligible employees. Benefits under the plan are payable either on a straight-life annuity basis or a lump-sum basis, if employment began prior to January 1, 2006, and are based on the average monthly earnings, years of service and ages of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonuses received by the participating employee during the 36 consecutive months that produce the highest average monthly rate of earnings out of the last 120 months of service.

      In addition, we maintain an unfunded executive security plan, the Amended Executive Security Plan (“Amended Plan”), for executive officers and other defined key personnel, with the exception of Mr. Smith, whose retirement benefits are provided through his employment contract discussed below. The Amended Plan provides for a monthly retirement benefit equal to a percentage of the officer’s highest average monthly salary for any consecutive 36-month period during the 120 months preceding retirement (“Earnings”). The monthly retirement benefit percentage is defined as the sum of 4% of Earnings for each of the first ten years of employment, plus 2% of Earnings for each of the next ten years of employment, plus 1% of Earnings for each of the next ten years of employment. The maximum percentage is 70%. The Amended Plan provides for the payment by us of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from our Retirement Plan, Social Security and retirement benefits from predecessor companies where service time with the predecessor employer is recognized in accordance with a facility acquisition agreement.

      The following table shows the estimated annual benefits payable upon retirement under our Retirement Plan and the Amended Plan for employees in specified compensation and years-of-benefit-service classifications without reference to any amount payable upon retirement under the Social Security law or any amount advanced before retirement. The estimated annual benefits shown are based upon the assumption that the plans continue in effect and that the participant receives payments for life. Effective January 1, 2005, the federal tax law limitation on maximum annual retirement benefits payable by the Retirement Plan to any employee increased to $170,000. However, since the Amended Plan is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), it is possible for certain retirees to receive annual benefits in excess of this statutory limitation.

	Number of Years of Benefit Service
Highest Average
Rate of Compensation	5	10	15	20	25

$ 500,000	$100,000	$200,000	$250,000	$300,000	$325,000
$ 600,000	$120,000	$240,000	$300,000	$360,000	$390,000
$ 700,000	$140,000	$280,000	$350,000	$420,000	$455,000
$ 800,000	$160,000	$320,000	$400,000	$480,000	$520,000
$ 900,000	$180,000	$360,000	$450,000	$540,000	$585,000
$1,000,000	$200,000	$400,000	$500,000	$600,000	$650,000
$1,100,000	$220,000	$440,000	$550,000	$660,000	$715,000
$1,200,000	$240,000	$480,000	$600,000	$720,000	$780,000
$1,300,000	$260,000	$520,000	$650,000	$780,000	$845,000
$1,400,000	$280,000	$560,000	$700,000	$840,000	$910,000
$1,500,000	$300,000	$600,000	$750,000	$900,000	$975,000

      The years of benefit service as of December 31, 2005, for the named executive officers were as follows: Mr. Smith — 13 years; Mr. Finnerty — 2 years; Mr. Wright — 10 years; Mr. Lewis — 6 years; and Mr. Haywood — 13 years (including 10 years of service with a predecessor company credited to Mr. Haywood by Tesoro pursuant to the terms of an acquisition agreement).

      Annual benefits at age 65 under the Retirement Plan and the Amended Plan based on 2005 salaries and bonuses for each of the above persons would be approximately as follows:

		Annual Benefit
		Under the
	Years of	Retirement Plan
	Service	and the
Executive	at Age 65	Amended Plan

Bruce A. Smith	16	(a)
William J. Finnerty	10	$638,727
Gregory A. Wright	19	452,485
Everett D. Lewis	13	344,293
J. William Haywood	25 (b)	384,216

(a)	Mr. Smith does not participate in the Amended Plan but will receive the supplemental retirement benefit described in his employment agreement. See “Employment Contracts, Management Stability Agreements, Change-In-Control Arrangements and Certain Other Matters — Mr. Smith”.

(b)	Includes service with a predecessor company credited to Mr. Haywood by Tesoro pursuant to the terms of an acquisition agreement.

      In addition to the retirement benefits described above, the Amended Plan provides for a pre-retirement death benefit of four times a participant’s annual base pay as of December 1 preceding a participant’s date of death payable over eight years.

Employment Contracts, Management Stability Agreements, Change-In-Control Arrangements and Certain Other Matters

      We have entered into employment agreements with certain of our officers, the significant terms of which are detailed below. The purpose of these agreements is to ensure continued stability, continuity and productivity among members of our management team.

Mr. Smith

      Mr. Smith’s employment agreement, dated December 3, 2003 and amended February 2, 2006, is for a five-year term at an annual base salary (the “Base Salary”) of no less than $1,000,000 (set at $1,200,000 effective as of February 5, 2006). In addition to the Base Salary, we will establish an annual incentive compensation strategy for Mr. Smith in which he will be entitled to participate in a manner consistent with his position and consistent with the evaluation of his performance by the Governance Committee of the Board. The target incentive bonus will be 100% of his Base Salary as in effect each year; however, his actual annual bonus may range from 0% to 250% and will be determined based upon achievement of performance goals established by the Compensation Committee.

      Under the agreement, the Board, effective as of December 11, 2003, granted Mr. Smith an award of 250,000 restricted shares of our common stock under the 1993 Plan that vest in equal installments 60 days after each of the first five anniversaries of December 3, 2003, subject to Mr. Smith’s continuous employment with us for the first four years through the applicable vesting date and for the fifth year, through December 3, 2008. During 2004, Mr. Smith purchased 250,000 shares of the Company’s common stock and, as required by his employment agreement, the Company awarded to Mr. Smith one share of restricted stock for each such share purchased. The 250,000 restricted shares matching Mr. Smith’s open-market purchased shares will vest on the fifth anniversary of the effective date of the employment agreement, provided there is no interruption in Mr. Smith’s employment. The Company has no further obligations to award Mr. Smith restricted stock to match any future purchases of the Company’s common stock. The employment agreement also requires Mr. Smith, from the period of December 3, 2007 through the end of the term of his Employment Agreement, to own shares of the Company’s common stock equal in value to at least five times the amount of his annual base salary. At the end of 2005, this ownership requirement would have been satisfied if the requirement had been applicable as of December 31, 2005, based on Mr. Smith’s 2005 annual base salary and stock ownership.

      Mr. Smith also is entitled to $200,000 in supplemental annual retirement benefits, which will increase to the following amounts: (i) $300,000 if he is employed on December 3, 2006, (ii) $500,000 if he is employed on December 3, 2007 and (iii) $700,000 if he is employed on or after December 3, 2008. The first applicable supplemental retirement benefit will become payable six months after termination of Mr. Smith’s employment with us, and such supplemental retirement benefit will be payable each year to him through the remainder of his life, with a 50% right of survivorship.

      If Mr. Smith’s employment is terminated by reason of death or disability or for cause, or if he voluntarily terminates his employment other than for “good reason” (as defined in his employment agreement), the following compensation and benefits are payable to him or his beneficiary, as the case may be: (i) any accrued but unpaid Base Salary, reimbursable expenses, vacation and bonuses, (ii) except for termination for cause or voluntary termination other than for “good reason”, an amount equal to the Base Salary that would have been payable to him if he had continued in employment for two additional years (in the case of his disability, such amounts will be reduced by any payments under any long-term disability plan or arrangement we pay for), (iii) all benefits to which he may be entitled pursuant to our plans, policies and arrangements and (iv) in the case of termination by death or disability, a pro-rated “bonus” or incentive compensation payment for the period in which such termination occurred to the extent payments are awarded to senior executives; provided that in the case of disability or termination for cause, all such bonuses shall not be paid until six months have elapsed from termination of Mr. Smith’s employment. If Mr. Smith’s employment is terminated by death or disability, stock options awarded to him and restricted stock grants will be fully vested and will be exercisable for one year from the date of his termination. In the event of voluntary termination, Mr. Smith will have 90 days following termination of his employment to exercise any previously vested options (provided, however, that if the voluntary termination is because of Mr. Smith’s retirement, Mr. Smith will have three years to exercise any previously vested options under the provisions of the Company’s stock option plans). If he is terminated for cause, all options he holds, whether vested or unvested, will be cancelled.

      If we terminate Mr. Smith’s employment without cause or Mr. Smith terminates his employment with us for “good reason”, we will pay or provide to him (i) any accrued but unpaid Base Salary, reimbursable expenses, vacation and bonuses; provided that all such bonuses shall not be paid until six months have elapsed from termination of Mr. Smith’s employment, (ii) any benefits to which he may be entitled pursuant to our plans, policies and arrangements, (iii) an amount equal to two times the sum of his Base Salary plus his annual target bonus, of which one-half will be paid in a lump sum as soon as administratively practicable following six months after the date of his termination and one-half will be paid during the two year period beginning as soon as administratively practicable following six months after the date of his termination, and (iv) coverage for Mr. Smith and his spouse and dependent under all health benefit plans, programs or arrangements in which Mr. Smith was entitled to participate at any time during the twelve-month period prior to the date of termination, but only to the extent such arrangements are available to the Company’s retirees (regardless of whether he would otherwise qualify as a retiree), and only until the earliest of (a) two and one-half years after the date of termination, (b) his death, or (c) the date he becomes covered by another employer. In addition, except to the extent prohibited by law, Mr. Smith will be 100% vested in all benefits, awards and grants accrued but unpaid as of the date of termination. He also will be eligible for a bonus or incentive compensation payment for the year during which such termination occurs, on the same basis and to the same extent payments are made to senior executives; provided that such payment of bonus or incentive compensation will be made as soon as administratively practicable, but, in no event prior to six months from his termination of employment. Mr. Smith will continue to vest in all stock option awards or restricted stock awards over the two-year period commencing on the date of any termination without cause or for “good reason”, and he will have two years and six months after the date of termination to exercise all options, except to the extent an option expires at an earlier date.

      If a change in control of the Company occurs and his employment is terminated within two years following such change in control either by us for any reason other than for cause or by him for “good reason”, then in any such case we will pay him an amount equal to three times the sum of his Base Salary plus his target annual bonus as then in effect, payable in a lump-sum payment six months following termination of his employment. If Mr. Smith is terminated for any reason other than for cause on or after the date of the change of control, the amounts described in the immediately preceding sentence will be in lieu of any amounts otherwise due to him in the paragraphs above and he will be entitled to a continuation of any benefits to which he would otherwise be entitled pursuant to our plans, policies and arrangements for the longer of the period in the paragraphs above or for three years following the change in control. In addition, except to the extent prohibited by law, Mr. Smith will be 100% vested in all benefits, awards and grants (including stock option grants and stock awards, all of such stock options remaining exercisable for a period of at least three years following the change in control) accrued but unpaid as of the change in control, as well as the $700,000 supplemental retirement benefit described above. He also will receive a bonus or incentive compensation payment equal to 250% of his Base Salary as then in effect, pro-rated as of the effective date of his termination, payable six months following termination of his employment. Subject to Mr. Smith’s right to terminate his employment for “good reason” following a change of control, which right he will fully retain,

Mr. Smith has agreed to continue to serve as our chief executive officer for at least a one-year period following a change of control before exercising his right to receive the compensation described in this paragraph.

      Mr. Smith’s employment agreement further provides that if remuneration or benefits of any form paid to him by us or any trust funded by us during or after his employment with us are excess parachute payments as defined in Section 280G of the Code, and are subject to the 20% excise tax imposed by Section 4999 of the Code, we will pay him a bonus no later than 30 days following the event that subjects him to such excise tax in an amount equal to the excise tax payable as a result of the excess parachute payment and any additional federal income taxes (including any additional excise taxes) payable by him as a result of the bonus, assuming that he will be subject to federal income taxes at the highest individual marginal tax rate.

      Mr. Smith’s employment agreement is intended to meet the requirements of Section 409A of the United States Internal Revenue Code of 1986. To the extent that an award or payment, or the settlement or deferral thereof, is subject to such section, except as the Compensation Committee otherwise determines, the award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A and related regulations such that the grant, payment, settlement or deferral shall not be subject to the excise tax applicable under Section 409A.

Messrs. Finnerty, Wright and Lewis

      Mr. Finnerty’s, Mr. Wright’s and Mr. Lewis’s employment agreements (dated February 2, 2005, August 3, 2004 and February 2, 2005, respectively, and each as amended February 2, 2006) provide annual base salaries of no less than $415,000, $450,000 and $375,000, respectively (set at $630,000, $585,000 and $450,000, respectively, effective as of January 1, 2006), and are for terms of three years with renewals for an additional year on the annual anniversary date of each agreement, unless we terminate the agreement in accordance with its terms. In addition to their base salaries, each of Messrs. Finnerty, Wright and Lewis will be entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 65% of his annual base salary (set at 85%, 75% and 70%, respectively, effective February 5, 2006), with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan. We also will reimburse initiation fees and dues for social clubs and reimburse Messrs. Finnerty, Wright and Lewis for tax and financial planning expenses to the extent the Board, or a duly authorized committee thereof, determines such fees are reasonable and in our best interest.

      If Mr. Finnerty, Mr. Wright or Mr. Lewis is terminated from his employment by reason of death or disability or for cause, or if he voluntarily terminates his employment other than for “good reason” (as defined in his employment agreement), the following compensation and benefits are payable to him or his beneficiary, as the case may be: (i) any accrued but unpaid base salary, reimbursable expenses, vacation and bonuses, (ii) all benefits to which he may be entitled pursuant to our plans, policies and arrangements and (iii) in the case of termination by death or disability, an amount equal to the base salary that would have been payable to him if he had continued in employment for one additional year (in the case of his disability, such amounts will be reduced by any payments under any long-term disability plan or arrangement we pay for); provided that in the case of disability or termination for cause, all such bonuses shall not be paid until six months have elapsed from his termination of employment. If Mr. Finnerty, Mr. Wright or Mr. Lewis is terminated from his employment by death or disability, stock options awarded to him and restricted stock grants will be fully vested and will be exercisable for one year from the date of his termination. In the event of voluntary termination, the treatment such executive’s options and restricted stock will be governed in accordance with the terms of the plans under which they were granted. If such executive is terminated for cause, all options he holds, whether vested or unvested, and all restricted stock he holds will be cancelled.

      If Mr. Finnerty, Mr. Wright or Mr. Lewis is terminated from his employment without cause or terminates his employment with us for “good reason”, we will pay or provide to him (i) any accrued but unpaid base salary, reimbursable expenses, vacation and bonuses; provided that all such bonuses shall not be paid until six months have elapsed from his termination of employment, (ii) any benefits to which he may be entitled pursuant to our plans, policies and arrangements, (iii) an amount equal to two times the sum of his base salary plus his annual target bonus, of which one-half will be paid in a lump sum as soon as administratively practicable following six months after the date of his termination and one-half will be paid during the two year period beginning as soon as administratively practicable following six months after the date of his termination, and (iv) coverage for such executive and his spouse and dependents under all health benefit plans, programs or arrangements in which he was entitled to participate at any time during the twelve-month period prior to the date of termination, but only to the extent such arrangements are available to the Company’s retirees (regardless of whether he would otherwise qualify as a retiree), and only until the earliest of (a) two and one-half years after the date of termination, (b) his death, or (c) the date he becomes covered by another employer. In addition, except to the extent prohibited by law, such executive will be 100% vested in all benefits, awards and grants accrued but unpaid as of the date of termination. He also will be eligible for a bonus or incentive compensation payment for the year during which such termination occurs, on the same basis and to the same extent payments are made to senior executives, pro rated for the fiscal year in which he is terminated; provided that such payment of bonus or incentive compensation will be made as soon as administratively practicable following six months from his termination of employment. Subject to the terms and conditions of the applicable executive long-term incentive plans governing the option awards or restricted stock awards, such executive will continue to vest in all stock option awards or restricted stock awards over the two-year period commencing on the date of any termination without cause or for “good reason”, and he will have two years after the date of termination of his employment to exercise all options, except to the extent an option expires at an earlier date.

      If a change in control of the Company occurs and Mr. Finnerty, Mr. Wright or Mr. Lewis is terminated from his employment within two years following such change in control either by us for any reason other than for cause or by him for “good reason”, then in any such case we will pay him an amount equal to three times the sum of his base salary plus his target annual bonus as then in effect, payable in a lump-sum payment as soon as administratively practicable following six months from termination of his employment. If Mr. Finnerty, Mr. Wright or Mr. Lewis is terminated for any reason other than for cause on or after the date of the change of control, the amounts described in the immediately preceding sentence will be in lieu of any amounts otherwise due to him in the paragraphs above and he will be entitled to a continuation of any benefits to which he would otherwise be entitled pursuant to our plans, policies and arrangements for the longer of the period in the paragraphs above or for three years following the change in control. In addition, except to the extent prohibited by law, such executive will be 100% vested in all benefits, awards and grants (including stock option grants and stock awards, all of such stock options remaining exercisable for a period of at least three years following the change in control) accrued but unpaid as of the change in control. He also will receive a bonus or incentive compensation payment equal to his base salary as then in effect multiplied by his annual incentive target bonus percentage as then in effect, pro-rated as of the effective date of his termination, payable within five days after he ceases to be an executive vice president of the company.

      Each of Mr. Finnerty’s, Mr. Wright’s and Mr. Lewis’s employment agreements further provides that if remuneration or benefits of any form paid to him by us or any trust funded by us during or after his employment with us are excess parachute payments as defined in Section 280G of the Code, and are subject to the 20% excise tax imposed by Section 4999 of the Code, we will pay him a bonus no later than 30 days following the event that subjects him to such excise tax in an amount equal to the excise tax payable as a result of the excess parachute payment and any additional federal income taxes (including any additional excise taxes) payable by him as a result of the bonus, assuming that he will be subject to federal income taxes at the highest individual marginal tax rate.

      Each of Mr. Finnerty’s, Mr. Wright’s and Mr. Lewis’s employment agreements is intended to meet the requirements of Section 409A of the United States Internal Revenue Code of 1986. To the extent that an award or payment, or the settlement or deferral thereof, is subject to such section, except as the Compensation Committee otherwise determines, the award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A and related regulations such that the grant, payment, settlement or deferral shall not be subject to the excise tax applicable under Section 409A.

Mr. Haywood

      We have a Management Stability Agreement (“Stability Agreement”) with Mr. Haywood that is operative only in the event of a change of control. The Stability Agreement provides that, if Mr. Haywood’s employment is involuntarily terminated (other than for “cause”, as defined in the Stability Agreement) within two years of a change of control or if he voluntarily terminates his employment for “good reason” (as defined in the Stability Agreement) within two years of a change of control, he shall be paid within ten days of such termination (i) a lump-sum payment equal to two times his base salary at the then current rate and (ii) a lump-sum payment equal to the sum of (a) two times the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs or the year in which the change of control occurs, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to him for the year in which the termination occurs prorated daily through the date of termination. We (or our successor) also will provide continuing coverage and benefits comparable to all of our life, health and disability plans for a period of 24 months for Mr. Haywood, and he would receive two years additional service credit under the Amended Plan, or successors or supplements thereto, applicable to Mr. Haywood on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than our merger where a majority of the Board of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were our directors immediately prior to the merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were our directors immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets, or (ii) our stockholders approve any plan or proposal for our liquidation or dissolution, or (iii) (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries or any employee benefit plan sponsored by us or one of our subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20 percent or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted our Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by our stockholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      In connection with the acquisition of our California refinery in May 2002, our subsidiary Tesoro Refining and Marketing Company assumed, restated and reaffirmed certain loans previously made by Diamond Shamrock Refining and Marketing Company to Mr. Haywood, who became our Senior Vice President, Refining. The loans originally included a principal amount of $924,096 to assist in his relocation to Moraga, California in connection with his employment and the purchase of his residence there and a principal amount of $25,500 to pay for his country club membership in such area. Neither loan bears interest, except for 12% interest on any amounts that are past due. During 2005, the highest amount owed by Mr. Haywood on each loan was $724,096 and $20,400, respectively (at January 1, 2005). At February 28, 2006, $624,096 and $17,850 remained outstanding under the loans.

EXPENSES OF SOLICITATION

      We expect to solicit proxies primarily by mail, but our directors, officers and regular employees may also solicit by personal interview, telephone or similar means. All expenses in connection with the solicitation of proxies will be borne by us. Arrangements will be made by us for the forwarding, at our expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of

1,000 shares or more, by personal interview, telephone or similar means. We will pay such organization its customary fees, estimated not to exceed $8,500 and will reimburse such organization for certain expenses.

STOCKHOLDER PROPOSALS

      Proposals of stockholders to be presented at the annual meeting to be held in 2007 must have been received for inclusion in our proxy statement and form of proxy by December 4, 2006. In addition, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2007 meeting would be February 2, 2007) nor more than 180 days (which for the 2007 meeting would be November 4, 2006) prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 45 days later than the anniversary date of the immediately preceding annual meeting of stockholders (which for the 2007 meeting would be June 17, 2007), notice by the stockholder to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the day on which a written statement setting forth the date of the annual meeting of stockholders was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the annual meeting of stockholders, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the Company that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, if the stockholder’s ownership of shares of the Company, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.

OTHER MATTERS

      As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary

April 3, 2006

EXHIBIT A

TESORO CORPORATION

2006 LONG-TERM INCENTIVE PLAN

Section

ARTICLE I — ESTABLISHMENT, PURPOSE AND DURATION
Establishment	1.1
Purpose of the Plan	1.2
Duration of Authority to Make Grants Under the Plan	1.3
ARTICLE II — DEFINITIONS
Affiliate	2.1
Award	2.2
Award Agreement	2.3
Board	2.4
Cash-Based Award	2.5
Change in Control	2.6
Code	2.7
Committee	2.8
Company	2.9
Corporate Change	2.10
Deferred Stock Unit	2.11
Deferred Stock Unit Award	2.12
Disability	2.13
Effective Date	2.14
Employee	2.15
Exchange Act	2.16
Fair Market Value	2.17
Fiscal Year	2.18
Full Value Award	2.19
Holder	2.20
Mature Shares	2.21
Minimum Statutory Tax Withholding Obligation	2.22
Option	2.23
Option Price	2.24
Optionee	2.25
Option Agreement	2.26
Other Stock-Based Award	2.27
Performance Goals	2.28
Performance Stock Award	2.29
Performance Unit Award	2.30
Period of Restriction	2.31
Plan	2.32
Restricted Stock	2.33
Restricted Stock Award	2.34
Retirement	2.35
Section 409A	2.36
Stock	2.37

i

Section

Substantial Risk of Forfeiture	2.38
Termination of Employment	2.39
ARTICLE III — ELIGIBILITY AND PARTICIPATION
Eligibility	3.1
Participation	3.2
ARTICLE IV — GENERAL PROVISIONS RELATING TO AWARDS
Authority to Grant Awards	4.1
Dedicated Shares; Maximum Awards	4.2
Non-Transferability	4.3
Requirements of Law	4.4
Changes in the Company’s Capital Structure	4.5
Election Under Section 83(b) of the Code	4.6
Forfeiture for Cause	4.7
Forfeiture Events	4.8
Compliance with Section 409A	4.9
ARTICLE V — OPTIONS
Authority to Grant Options	5.1
Type of Options Available	5.2
Option Agreement	5.3
Option Price	5.4
Duration of Options	5.5
Amount Exercisable	5.6
Exercise of Options	5.7
Transferability of Options	5.8
No Rights as Stockholder	5.9
ARTICLE VI — RESTRICTED STOCK AWARDS
Restricted Stock Awards	6.1
Restricted Stock Award Agreement	6.2
Holder’s Rights as Stockholder	6.3
ARTICLE VII — DEFERRED STOCK UNIT AWARDS
Authority to Grant Deferred Stock Unit Awards	7.1
Deferred Stock Unit Awards	7.2
Deferred Stock Unit Award Agreement	7.3
Form of Payment Under Deferred Stock Unit Award	7.4
Time of Payment Under Deferred Stock Unit Award	7.5
Holder’s Rights as Stockholder	7.6
ARTICLE VIII — PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS
Authority to Grant Performance Stock Awards and Performance Unit Awards	8.1
Performance Goals	8.2
Time of Establishment of Performance Goals	8.3
Written Agreements	8.4
Form of Payment Under Performance Unit Award	8.5
Time of Payment Under Performance Unit Award	8.6

Section

Holder’s Rights as Stockholder With Respect to Performance Unit Awards	8.7
Holder’s Rights as Stockholder With Respect to Performance Stock Awards	8.8
Increases Prohibited	8.9
Stockholder Approval	8.10
ARTICLE IX — CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
Authority to Grant Cash-Based Awards	9.1
Authority to Grant Other Stock-Based Awards	9.2
Value of Cash-Based Awards and Other Stock-Based Awards	9.3
Payment of Cash-Based Awards and Other Stock-Based Awards	9.4
Termination of Employment	9.5
Nontransferability	9.6
ARTICLE X — SUBSTITUTION AWARDS
ARTICLE XI — ADMINISTRATION
Awards	11.1
Authority of the Committee	11.2
Decisions Binding	11.3
No Liability	11.4
ARTICLE XII — AMENDMENT OR TERMINATION OF PLAN
Amendment, Modification, Suspension, and Termination	12.1
Awards Previously Granted	12.2
ARTICLE XIII — MISCELLANEOUS
Unfunded Plan/ No Establishment of a Trust Fund	13.1
No Employment Obligation	13.2
Tax Withholding	13.3
Written Agreement	13.4
Indemnification of the Committee	13.5
Gender and Number	13.6
Severability	13.7
Headings	13.8
Other Compensation Plans	13.9
Other Awards	13.10
Successors	13.11
Law Limitations/ Governmental Approvals	13.12
Delivery of Title	13.13
Inability to Obtain Authority	13.14
Investment Representations	13.15
Persons Residing Outside of the United States	13.16
No Fractional Shares	13.17
Arbitration of Disputes	13.18
Governing Law	13.19

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

      1.1     ESTABLISHMENT. The Company hereby establishes an incentive compensation plan, to be known as “Tesoro Corporation 2006 Long-Term Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, Restricted Stock, Deferred Stock Units, Performance Stock Awards, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. The Plan shall become effective on the latest of (a) the date the Plan is approved by the Board (b) the date the Plan is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company and (c) if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a meeting of stockholders (the “Effective Date”), and shall remain in effect as provided in Section 1.3.

      1.2     PURPOSE OF THE PLAN. The purpose of the Plan is to reward corporate officers and other employees of the Company and its Affiliates by enabling them to acquire shares of common stock of the Company and to receive other compensation based on the increase in value of the common stock of the Company or certain other performance measures. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment with the Company and its Affiliates.

      1.3     DURATION OF AUTHORITY TO MAKE GRANTS UNDER THE PLAN. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II

DEFINITIONS

      The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

      2.1     “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

      2.2     “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Deferred Stock Units, Performance Stock Awards, Performance Units, Cash-Based Awards, and Other Stock-Based Awards, in each case subject to the terms and provisions of the Plan.

      2.3     “Award Agreement” means an agreement or agreements that set forth the terms and conditions applicable to an Award granted under the Plan. Such agreement or agreements may be contained in one or more documents and may include, but are not limited to being contained in an employment agreement between the Company and the Holder that affects the Holder’s rights to an Award granted under the Plan.

      2.4     “Board” means the board of directors of the Company.

      2.5     “Cash-Based Award” means an Award granted to a Holder pursuant to Article IX.

      2.6     “Change in Control” means (i) there shall be consummated (a) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a one-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) (a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13c-3 under the Exchange Act) of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (b) at any time during a period of one-year thereafter, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by the Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      2.7     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

      2.8     “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 under the Exchange Act, the requirements of Rule 16b-3(d)(1) under the Exchange Act with respect to committee action must also be satisfied. For all purposes under the Plan, the Chief Executive Officer of the Company shall be deemed to be the “Committee” with respect to Options granted by him pursuant to Section 4.1.

      2.9     “Company” means Tesoro Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

      2.10     “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

      2.11     “Deferred Stock Unit” means a unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VII.

      2.12     “Deferred Stock Unit Award” means an Award granted pursuant to Article VII.

      2.13     “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

      2.14     “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

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      2.15     “Employee” means a person employed by the Company or any Affiliate as a common law employee. The determination of whether a person is a common law employee shall be made by the Committee in its sole discretion.

      2.16     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

      2.17     “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

      2.18     “Fiscal Year” means the Company’s fiscal year.

      2.19     “Full Value Awards” means, individually or collectively, a grant under the Plan of Restricted Stock, Deferred Stock Units, Performance Stock Awards, Performance Unit Awards, and other Stock Based Awards in each case subject to the terms and provisions of the Plan.

      2.20     “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock under an Award.

      2.21     “Mature Shares” means shares of Stock that the Holder has held for at least six months.

      2.22     “Minimum Statutory Tax Withholding Obligation” means the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

      2.23     “Option” means an option to purchase Stock granted pursuant to Article V.

      2.24     “Option Price” shall have the meaning ascribed to that term in Section 5.4.

      2.25     “Optionee” means a person who is granted an Option under the Plan.

      2.26     “Option Agreement” means a written contract setting forth the terms and conditions of an Option. The term Option Agreement may include any employment agreement or any other agreement between the Optionee and the Company that affects the Optionee’s rights under any Award issued under the Plan.

      2.27     “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

      2.28     “Performance Goals” means one or more of the criteria described in Article VIII on which the performance goals applicable to an Award are based.

      2.29     “Performance Stock Award” means an Award granted to a Holder pursuant to Article VIII.

      2.30     “Performance Unit Award” means an Award granted to a Holder pursuant to Article VIII.

      2.31     “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VI.

      2.32     “Plan” means Tesoro Corporation 2006 Long-Term Incentive Plan, as set forth in this document and as it may be amended from time to time.

      2.33     “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VI.

      2.34     “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

      2.35     “Retirement” means retirement in accordance with the terms of a retirement plan that is qualified under section 401(a) of the Code and maintained by the Company or an Affiliate in which the Holder is a participant.

      2.36     “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

      2.37     “Stock” means the common stock of the Company, $0.16 2/3 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

      2.38     “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in section 409A of the Code and Department of Treasury guidance issued thereunder.

      2.39     “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

      3.1     ELIGIBILITY. The persons who are eligible to receive Awards under the Plan are Employees.

      3.2     PARTICIPATION. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

      4.1     AUTHORITY TO GRANT AWARDS. The Committee may grant Awards to those Employees as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion. However, the Chief Executive Officer of the Company is authorized to grant Options, with respect to no more than 10,000 shares of Stock per Fiscal Year, as inducements to hire prospective Employees who will not be officers of the Company subject to the provisions of Section 16 of the Exchange Act.

      4.2     DEDICATED SHARES; MAXIMUM AWARDS. The aggregate number of shares of Stock with respect to which Full Value Awards may be granted under the Plan is 375,000. The aggregate number of shares of Stock with respect to which Options may be granted under the Plan is 1,125,000. The maximum number of shares of Stock with respect to which Options may be granted to an Employee during a Fiscal Year is 281,250. The maximum number of shares of Stock with respect to which any Full Value Award may be granted to an Employee during a Fiscal Year may not exceed 93,750. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article X; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If Shares are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

      4.3     NON-TRANSFERABILITY. Except as specified in the applicable Award Agreements, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

      4.4     REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

      4.5     CHANGES IN THE COMPANY’S CAPITAL STRUCTURE.

      (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

      (c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-

owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(3) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(4) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

      In effecting one or more of alternatives in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

      (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award.

In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

      (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

      (f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

      (g) In the event of a Change in Control of the Company, all Awards previously granted to Employees that are not already fully vested and exercisable, shall become immediately vested and fully exercisable upon such a Change in Control.

      4.6     ELECTION UNDER SECTION 83(b) OF THE CODE. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

      4.7     FORFEITURE FOR CAUSE. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

      4.8     FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

      4.9     COMPLIANCE WITH SECTION 409A. Awards shall be designed and operated in such manner that they are either exempt from application of, or comply with, the requirements of Section 409A.

ARTICLE V

OPTIONS

      5.1     AUTHORITY TO GRANT OPTIONS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.

x

      5.2     TYPE OF OPTIONS AVAILABLE. Except for Substitution Awards permitted under Article X, all Options granted under the Plan shall be nonqualified stock options that are not intended to satisfy the requirements of section 422 of the Code.

      5.3     OPTION AGREEMENT. Each Option grant under the Plan shall be evidenced by an Option Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option, and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan.

      5.4     OPTION PRICE. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than 100 percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitation set forth in the preceding sentence of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan. Except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option.

      5.5     DURATION OF OPTIONS. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in Section 5.5(a), or (ii) the period of time specified herein that follows the Optionee’s death, Disability, Retirement or other Termination of Employment. Unless the Optionee’s applicable Option Agreement specifies otherwise, an Option shall not continue to vest after the Optionee’s Termination of Employment for any reason other than the death or Disability of the Optionee.

(a) General Term of Option. Unless the Option Agreement specifies a shorter general term, an Option shall expire on the tenth anniversary of the date the Option is granted.

(b) Early Termination of Option Due to Termination of Employment Other Than for Death, Disability or Retirement. Except as may be otherwise expressly provided by the Committee in an Option Agreement, an Option shall terminate on the earlier of (1) the date of the expiration of the general term of the Option or (2) the date that is one day less than three months after the date of the Optionee’s Termination of Employment, whether with or without cause, for any reason other than the death, Disability or Retirement of the Optionee, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment. The Committee shall determine whether an authorized leave of absence, absence on military or government service, or any other absence from service shall constitute a termination of the employment relationship between the Optionee and the Company and all Affiliates.

(c) Early Termination of Option Due to Death. Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Optionee’s Termination of Employment due to death before the date of expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the date of expiration of the general term of the Option or the first anniversary of the date of the Optionee’s death, during which period the Optionee’s executors or administrators or such persons to whom such Options were transferred by will or by the laws of descent and distribution, shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of his death.

(d) Early Termination of Option Due to Disability. Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Termination of Employment due to Disability before the date of the expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the expiration of the general term of the Option or the first anniversary of the date of the Termination of Employment due to Disability, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment.

(e) Early Termination of Option Due to Retirement. Unless the Committee specifies otherwise in the applicable Option Agreement, in the event of the Optionee’s Termination of Employment due to Retirement before the date of the expiration of the general term of the Option, the Optionee’s Option shall terminate on the earlier of the expiration of the general term of the Option or the third anniversary of the date of the Termination of Employment due to Retirement, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares of Stock that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such Termination of Employment.

      After the death of the Optionee, the Optionee’s executors, administrators or any person or persons to whom the Optionee’s Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option, in respect to the number of all of the remaining unexercised and unexpired shares of Stock subject to the Option.

      5.6     AMOUNT EXERCISABLE. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. Unless the Committee specifies otherwise in an applicable Option Agreement, an Option Agreement shall set forth the following terms regarding the exercise of the Option covered by the Option Agreement:

(a) No Option granted under the Plan may be exercised until an Optionee has completed one year of continuous employment with the Company or any subsidiary of the Company following the date of grant;

(b) Beginning on the day after the first anniversary of the date of grant, an Option may be exercised up to 1/3 of the shares subject to the Option;

(c) After the expiration of each succeeding anniversary date of the date of grant, the Option may be exercised up to an additional 1/3 of the shares initially subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full;

(d) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of grant.

      However, the Committee, in its discretion, may change the terms of exercise so that any Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole in such manner and subject to such conditions as the Committee may set. In addition, the Committee, in its discretion, may accelerate the time in which any outstanding Option may be exercised. However, in no event shall any Option be exercisable on or after the tenth anniversary of the date of the grant of the Option.

      5.7     EXERCISE OF OPTIONS.

      (a) General Method of Exercise. Subject to the terms and provisions of the Plan and an Optionee’s Option Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Optionee wishes to exercise such option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which the certificate representing such shares of Stock should be mailed. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) Mature Shares with a Fair Market Value on the date of exercise equal to the Option Price under the Option (if approved in advance by the Committee or an executive officer of the Company), (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (d) except as specified below, any other form of payment which is acceptable to the Committee. If Mature Shares are used for payment by the Optionee, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

      Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company or its delegate certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Option is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

      (b) Issuance of Shares. Subject to Section 4.4 and Section 5.7(c), as promptly as practicable after receipt of written notification and payment, in the form permitted under Section 13.3, of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee’s name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

      (c) Limitations on Exercise Alternatives. The Committee shall not permit an Optionee to pay such Optionee’s Option Price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option. In addition, the Committee shall not permit an Optionee to pay such Optionee’s Option Price upon the exercise of an Option by using shares of Stock other than Mature Shares. An Option may not be exercised for a fraction of a share of Stock.

      5.8     TRANSFERABILITY OF OPTIONS. Except as otherwise provided in an Optionee’s Option Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Optionee’s Option Agreement, all Options granted to an Optionee under the Plan shall be exercisable during his or her lifetime only by such Optionee. Any attempted assignment of an Option in violation of this Section 5.8 shall be null and void.

      5.9     NO RIGHTS AS STOCKHOLDER. An Optionee shall not have any rights as a stockholder with respect to Stock covered by an Option until he exercises the Option; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of such exercise.

ARTICLE VI

RESTRICTED STOCK AWARDS

      6.1     RESTRICTED STOCK AWARDS. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

      6.2     RESTRICTED STOCK AWARD AGREEMENT. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

      6.3     HOLDER’S RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award only at such time as the vesting restrictions on the Restricted Stock Award are satisfied and shall be paid as soon as administratively practicable following satisfaction of the vesting restrictions on the Restricted Stock; and in all instances within two and one-half (2 1/2) months after the end of the Fiscal Year in which the Substantial Risk of forfeiture lapses with respect to the Restricted Stock Award. Forfeiture of the underlying Restricted Stock Award shall result in a forfeiture of any dividends paid with respect to the Restricted Stock Award. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Restricted Stock Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Restricted Stock Award Agreement.

ARTICLE VII

DEFERRED STOCK UNIT AWARDS

      7.1     AUTHORITY TO GRANT DEFERRED STOCK UNIT AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Deferred Stock Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Deferred Stock Unit Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of Deferred Stock Units credited under the Plan for the benefit of a Holder.

      7.2     DEFERRED STOCK UNIT AWARDS. A Deferred Stock Unit Award shall be similar in nature to Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.

      7.3     DEFERRED STOCK UNIT AWARD AGREEMENT. Each Deferred Stock Unit Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

      7.4     FORM OF PAYMENT UNDER DEFERRED STOCK UNIT AWARD. Payment under a Deferred Stock Unit Award shall be made in either cash or shares of Stock as specified in the Holder’s Award Agreement.

      7.5     TIME OF PAYMENT UNDER DEFERRED STOCK UNIT AWARD. A Holder’s payment under a Deferred Stock Unit Award shall be made at such time as is specified in the Holder’s Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Deferred Stock Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

      7.6     HOLDER’S RIGHTS AS STOCKHOLDER. A Holder of a Deferred Stock Unit Award shall have no rights of a stockholder with respect to the Deferred Stock Unit Award. A Holder shall have no voting rights with respect to any Deferred Stock Unit Award.

ARTICLE VIII

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

      8.1     AUTHORITY TO GRANT PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a recipient’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

      8.2     PERFORMANCE GOALS. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

      8.3     TIME OF ESTABLISHMENT OF PERFORMANCE GOALS. A Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

      8.4     WRITTEN AGREEMENTS. Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

      8.5     FORM OF PAYMENT UNDER PERFORMANCE UNIT AWARD. Payment under a Performance Unit Award shall be made in either cash or shares of Stock as specified in the Holder’s Award Agreement.

      8.6     TIME OF PAYMENT UNDER PERFORMANCE UNIT AWARD. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the Holder’s Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

      8.7     HOLDER’S RIGHTS AS STOCKHOLDER WITH RESPECT TO A PERFORMANCE UNIT AWARD. A Holder of a Performance Unit Award shall have no rights of a stockholder with respect to the Performance Unit Award. A Holder shall have no voting rights with respect to any Performance Unit Award.

      8.8     HOLDER’S RIGHTS AS STOCKHOLDER WITH RESPECT TO A PERFORMANCE STOCK AWARD. Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock, if unrestricted shares of Stock of the same class have the right to vote. Dividends paid with respect to Performance Stock Awards in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the Holder as soon as administratively practicable after such time as the vesting restrictions on the Performance Stock Awards are satisfied, but in all events within two and one-half (2 1/2) months after the end of the Fiscal Year in which the Performance Stock Award is no longer subject to a Substantial Risk of Forfeiture. Forfeiture of the underlying Performance Stock Award shall result in a forfeiture of any dividends paid with respect to the Performance Stock Award. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Performance Stock Award.

      8.9     INCREASES PROHIBITED. None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock or Performance Unit Award will vest is accelerated for any reason, the number of shares of Stock subject to the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

      8.10     STOCKHOLDER APPROVAL. No payments of Stock or cash will be made pursuant to this Article VIII unless the stockholder approval requirements of Treasury Regulation section 1.162-27(e)(4) are satisfied.

ARTICLE IX

CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

      9.1     AUTHORITY TO GRANT CASH-BASED AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to Employees in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee shall determine.

      9.2     AUTHORITY TO GRANT OTHER STOCK-BASED AWARDS. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

      9.3     VALUE OF CASH-BASED AND OTHER STOCK-BASED AWARDS. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the

Committee. The Committee may establish performance goals in its discretion for Cash-Based Awards and Other Stock-Based Awards. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Holder will depend on the extent to which the performance goals are met.

      9.4     PAYMENT OF CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

      9.5     TERMINATION OF EMPLOYMENT. The Committee shall determine the extent to which a grantee’s rights with respect to Cash-Based Awards and Other Stock-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Cash-Based Awards and Other Stock-Based Awards issued pursuant to the Plan.

      9.6     NONTRANSFERABILITY. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Holder’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Holder.

ARTICLE X

SUBSTITUTION AWARDS

      Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least 50 percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted, but with respect to Options that are incentive stock options, no such variation shall be such as to affect the status of any such substitute Option as an incentive stock option under section 422 of the Code.

ARTICLE XI

ADMINISTRATION

      11.1     AWARDS. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

      11.2     AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

(a) determine the persons to whom and the time or times at which Awards will be made;

(b) determine the number and exercise price of shares of Stock covered in each Award, subject to the terms and provisions of the Plan;

(c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;

(d) accelerate the time at which any outstanding Award will vest;

(e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and

(f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

      The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in Section 11.3.

      The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article XI and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

      11.3     DECISIONS BINDING. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Holders and the estates and beneficiaries of Employees and Holders.

      11.4     NO LIABILITY. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XII

AMENDMENT OR TERMINATION OF PLAN

      12.1     AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. Subject to Section 12.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

      12.2     AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XIII

MISCELLANEOUS

      13.1     UNFUNDED PLAN/ NO ESTABLISHMENT OF A TRUST FUND. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

      13.2     NO EMPLOYMENT OBLIGATION. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

      13.3     TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law (or such greater amount as the Holder may elect) to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums (or such greater amount as the Holder may elect) for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 13.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and, in either case, the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on Restricted Stock until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

      13.4     WRITTEN AGREEMENT. Each Award shall be embodied in a written or electronic agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed, written or electronically, by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed, written or electronically, by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan. “Electronic agreement” means an agreement created, generated, sent, communicated, received or stored by electronic means. An electronic signature shall be accomplished by an electronic symbol or process attached to or logically associated with an electronic agreement and executed or adopted by a person with intent to sign the agreement.

      13.5     INDEMNIFICATION OF THE COMMITTEE. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

      13.6     GENDER AND NUMBER. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

      13.7     SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      13.8     HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

      13.9     OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.

      13.10     OTHER AWARDS. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

      13.11     SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      13.12     LAW LIMITATIONS/ GOVERNMENTAL APPROVALS. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      13.13     DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to:

(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      13.14     INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

      13.15     INVESTMENT REPRESENTATIONS. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Stock.

      13.16     PERSONS RESIDING OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Affiliates shall be covered by the Plan;

(b) determine which persons employed outside the United States are eligible to participate in the Plan;

(c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States;

(d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 13.16 by the Committee shall be attached to the Plan document as Appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.

      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

      13.17     NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      13.18     ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

      13.19     GOVERNING LAW. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.

      IN WITNESS WHEREOF, this Plan has been executed this      day of                     , 200     .

TESORO CORPORATION

By:

Title:

TESORO CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2006
This proxy is solicited on behalf of the Board of Directors.
     The undersigned hereby appoints BRUCE A. SMITH and CHARLES S. PARRISH, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Corporation (the “Company”) held in the name of the undersigned at the close of business on March 14, 2006, at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 757 Market Street, San Francisco, California, on Wednesday, May 3, 2006, at 8:00 A.M. Pacific time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposals more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)
COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
TESORO CORPORATION
May 3, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

ITEM 1.	Election of 8 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

NOMINEES:
¡ Robert W. Goldman
☐	FOR ALL NOMINEES	¡ Steven H. Grapstein
¡ William J. Johnson
☐	WITHHOLD AUTHORITY	¡ A. Maurice Myers
	FOR ALL NOMINEES	¡ Donald H. Schmude
¡ Bruce A. Smith
☐	FOR ALL EXCEPT	¡ Patrick J. Ward
	(See instructions below)	¡ Michael E. Wiley

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
ITEM 2.	Proposal to adopt the 2006 Long-Term Incentive Plan.	☐	☐	☐

ITEM 3.
Proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.16⅔ per share, by 100 million shares to an aggregate of 200 million shares.
		☐	☐	☐

ITEM 4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2006.	☐	☐	☐

ITEM 5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
If there is no box marked with respect to items 2, 3 or 4, then direction is given to vote FOR the items as to which no box has been marked.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
Please mark, sign, date and return in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TESORO CORPORATION THRIFT PLAN
and/or
TESORO CORPORATION RETAIL SAVINGS PLAN
ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2006
This proxy is solicited on behalf of the Board of Directors.
     The undersigned participant in the TESORO CORPORATION THRIFT PLAN and/or TESORO CORPORATION RETAIL SAVINGS PLAN (the “Plan(s)”) hereby acknowledges receipt of the Notice of the Annual Stockholders to be held at the Four Seasons Hotel, 757 Market Street, San Francisco, California, on Wednesday, May 3, 2006, at 8:00 A.M. Pacific time, and directs Fidelity Management Trust Company, Trustee, to vote (or cause to be voted) all shares of Common Stock of Tesoro Corporation (the “Company”) allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on March 14, 2006, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposals more fully set forth in the Proxy Statement, and in its discretion upon such other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)
COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
TESORO CORPORATION THRIFT PLAN
and/or
TESORO CORPORATION RETAIL SAVINGS PLAN
May 3, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

ITEM 1.	Election of 8 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

NOMINEES:
¡ Robert W. Goldman
☐	FOR ALL NOMINEES	¡ Steven H. Grapstein
¡ William J. Johnson
☐	WITHHOLD AUTHORITY	¡ A. Maurice Myers
	FOR ALL NOMINEES	¡ Donald H. Schmude
¡ Bruce A. Smith
☐	FOR ALL EXCEPT	¡ Patrick J. Ward
	(See instructions below)	¡ Michael E. Wiley

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
ITEM 2.	Proposal to adopt the 2006 Long-Term Incentive Plan.	☐	☐	☐

ITEM 3.
Proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.16⅔ per share, by 100 million shares to an aggregate of 200 million shares.
		☐	☐	☐

ITEM 4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2006.	☐	☐	☐

ITEM 5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees listed in Item 1 and FOR Items 2, 3 and 4.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
Please mark, sign, date and return in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.